-----------------

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF MAY 20, 1997

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,

                                       AND

                   SYMPHONY REHAB DYNAMICS, INC. AND SYMPHONY
                     RESTORATIVE THERAPY LIMITED, AS BUYERS

                                       AND

                              REHAB DYNAMICS, INC.

                                       AND

                     RESTORATIVE THERAPY LIMITED, AS SELLERS

                                       AND

                           THE SHAREHOLDERS OF SELLERS

                                -----------------
                                TABLE OF CONTENTS
                                -----------------




                                                                            PAGE


ARTICLE I:  PURCHASE AND SALE OF ASSETS; NO ASSUMPTION OF
LIABILITIES; DESIGNATED CONTRACTS..............................................2
         1.1      Assets.......................................................2
         1.2      Liabilities..................................................3
         1.3      Designated Contracts.........................................5

ARTICLE II:  PURCHASE PRICE....................................................7
         2.1      Determination and Payment of Purchase Price..................7
         2.2      Allocation of Purchase Price.................................8
         2.3      Working Capital Adjustments to the Purchase Price............8
         2.4      IHS Stock...................................................12
         2.5      Purchase Price Adjustment...................................17

ARTICLE III:  THE CLOSING.....................................................23
         3.1      Time and Place of Closing...................................23

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE
SHAREHOLDERS..................................................................23
         4.1      Organization and Standing; Subsidiaries.....................23
         4.2      Authority...................................................24
         4.3      Binding Effect..............................................24
         4.4      Absence of Conflicting Agreements...........................24
         4.5      Consents....................................................24
         4.6      Schedule of Assets and Properties...........................25
         4.7      Contracts...................................................25
         4.8      Financial Statements........................................27
         4.9      Material Changes............................................28
         4.10     Licenses; Permits; Certificates of Need.....................28
         4.11     Title, Condition to Personal Property.......................28
         4.12     Title, Condition of the Leased Properties...................29
         4.13     Legal Proceedings...........................................30
         4.14     Employees...................................................30
         4.15     Collective Bargaining, Labor Contracts,
                   Employment Practices, etc..................................31
         4.16     ERISA.......................................................31
         4.17     Insurance and Surety Agreements.............................31
         4.18     Relationships...............................................31
         4.19     Absence of Certain Events...................................32
         4.20     Compliance with Laws........................................33

                                      (ii)

         4.21     Tax Returns.................................................34
         4.22     Encumbrances Created by this Agreement......................34
         4.23     Questionable Payments.......................................34
         4.24     Reimbursement Matters.......................................34
         4.25     Questionnaire...............................................35
         4.26     RSI Agreement...............................................35
         4.27     Finders.....................................................35

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF BUYER AND IHS...................36
         5.1      Organization and Standing...................................36
         5.2      Power and Authority.........................................36
         5.3      Binding Agreement...........................................36
         5.4      Absence of Conflicting Agreements...........................36
         5.5      Consents....................................................36
         5.6      SEC Documents...............................................37
         5.7      Material Changes............................................37
         5.8      IHS Stock...................................................37

ARTICLE VI:  INFORMATION AND RECORDS CONCERNING THE SELLERS...................37
         6.1      Access to Information and Records before Closing............37

ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING.........................38
         7.1      Conduct of Business Pending Closing.........................38
         7.2      Negative Covenants of Sellers...............................38
         7.3      Affirmative Covenants of Sellers............................38
         7.4      Pursuit of Consents and Approvals...........................39
         7.5      Supplementary Financial Information.........................39
         7.6      Exclusivity.................................................40
         7.7      Certain Permitted Transactions..............................40

ARTICLE VIII:  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND
         IHS                                                                  40
         ---
         8.1      Representations and Warranties..............................40
         8.2      Performance of Covenants....................................40
         8.3      Delivery of Closing Certificate.............................41
         8.4      Opinions of Counsel.........................................41
         8.5      Legal Matters...............................................41
         8.6      Authorization Documents.....................................41
         8.7      Approvals...................................................41
         8.8      Bill of Sale and Assignment.................................42
         8.9      Non-Competition Agreements..................................42
         8.10     Employment and Consulting Agreements........................42
         8.11     COBRA.......................................................42

                                      (iii)

         8.12     Assets Transferred at Closing...............................43
         8.13     Change of Name..............................................43
         8.14     Hart-Scott-Rodino...........................................43
         8.15     Documents...................................................43

ARTICLE IX:  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
AND THE SHAREHOLDERS .........................................................44
         9.1      Representations and Warranties..............................44
         9.2      Performance of Covenants....................................44
         9.3      Delivery of Closing Certificate.............................44
         9.4      Opinions of Counsel.........................................44
         9.5      Legal Matters...............................................44
         9.6      Authorization Documents.....................................45
         9.7      Necessary Consents..........................................45
         9.8      Assignment and Assumption...................................45
         9.9      Hart-Scott-Rodino Act.......................................45
         9.10     Employment and Consulting Agreements........................45
         9.11     Purchase Price..............................................45
         9.12     Office Lease Guaranty Releases..............................45
         9.13     Other Documents.............................................46

ARTICLE X:  OBLIGATIONS OF THE PARTIES AFTER CLOSING..........................46
         10.1     Survival of Representations and Warranties..................46
         10.2     Indemnification.............................................46
         10.3     Restrictions................................................48
         10.4     Records.....................................................49
         10.5     Audit.......................................................49
         10.6     Employees...................................................49
         10.7     Reimbursement Paybacks......................................49
         10.8     Closing Cost Reports........................................50

ARTICLE XI: TERMINATION.......................................................50
         11.1     Termination.................................................50
         11.2     Effect of Termination.......................................50

ARTICLE XII: CASUALTY, RISK OF LOSS...........................................50
         12.1     Casualty, Risk of Loss......................................50

ARTICLE XIII:  MISCELLANEOUS..................................................51
         13.1     Costs and Expenses..........................................51
         13.2     Benefit and Assignment......................................51
         13.3     Effect and Construction of this Agreement...................51
         13.4     Cooperation - Further Assistance............................51

                                       (iv)

         13.5     Notices.....................................................52
         13.6     Waiver, Discharge, Etc......................................52
         13.7     Rights of Persons Not Parties...............................53
         13.8     Governing Law...............................................53
         13.9     Amendments, Supplements, Etc................................53
         13.10    Severability................................................53
         13.11    Public Announcements........................................53


                                      (v)

                                    SCHEDULES
                                    ---------

Schedule A              -     Bethoughtful Assets
----------
Schedule 1.1            -     Certain Excluded Assets
Schedule 1.3(a)         -     Unassumed Provider Contracts
Schedule 1.3(b-1)       -     Selected Good Samaritan Contracts
Schedule 1.3(b-2)       -     Walker Contracts
Schedule 2.2            -     Allocation of Purchase Price
Schedule 2.3(a)         -     RSI Purchase Amount
Schedule 2.5(d)-A       -     HDI Joint Contracts
Schedule 2.5(d)-1       -     IHS Prospective Facilities
Schedule 2.5(d)-2       -     RDI Prospective Facilities
Schedule 4.1(b)         -     Organization and Standing; Subsidiaries
Schedule 4.5            -     Consents
Schedule 4.6            -     Assets and Properties
Schedule 4.7(b)         -     Contracts
Schedule 4.8(a)(i)      -     Financial Statements
Schedule 4.8(a)(ii)     -     Adjusted Financial Statements
Schedule 4.8(b)         -     Non-Balance Sheet Liabilities
Schedule 4.9            -     Material Changes
Schedule 4.10           -     Licenses; Permits; Certificates of Need
Schedule 4.11(a)        -     Liens
Schedule 4.11(b)        -     Permitted Liens
Schedule 4.11(c)        -     Personal Property Leases
Schedule 4.12(b)        -     Real Property Leases
Schedule 4.13           -     Legal Proceedings
Schedule 4.14           -     Employees
Schedule 4.15           -     Collective Bargaining, Labor Contracts, Employment
                              Practices, etc.
Schedule 4.17           -     Insurance and Surety Agreements
Schedule 4.18           -     Relationships
Schedule 4.19           -     Absence of Certain Events
Schedule 4.20           -     Compliance with Laws
Schedule 4.21(a)        -     Tax Returns
Schedule 4.22           -     Encumbrances
Schedule 4.24           -     Reimbursement Matters
Schedule 4.26           -     RSI Agreements
Schedule 5.4            -     Absence of Conflicting Agreements
Schedule 5.5            -     Consents
Schedule 5.7            -     Material Changes
Schedule 8.10           -     Identified Employees
Schedule 10.2(e)        -     Shareholder's Percentage Interest
Schedule 10.4           -     Maintenance of Records



                                      (vi)

                                    EXHIBITS
                                    --------

Exhibit 1.3(b)          -     Form of Assignment of Walker & Good Samaritan
                              Contracts
Exhibit 2.3(d)(i)       -     Working Capital Escrow Agreement
Exhibit 4.25            -     Questionnaire
Exhibit 4.26            -     RSI Documents
Exhibit 8.8-1           -     Bill of Sale
Exhibit 8.8-2           -     Assignment and Assumption Agreement
Exhibit 8.9-1           -     Non-Compete-Sellers
Exhibit 8.9-2           -     Non-Compete-Nechas
Exhibit 8.9-3           -     Non-Compete-Kessler
Exhibit 8.9-4           -     Non-Compete-Favilla
Exhibit 8.10-1          -     Employment Agreement-Nechas
Exhibit 8.10-2          -     Employment Agreement-Kessler
Exhibit 8.10-3          -     Employment Agreement-Favilla
Exhibit 8.4             -     Opinion of Seller's Counsel
Exhibit 9.4             -     Opinion of Buyer's Counsel





                                      (vii)

                           -------------------------

                            ASSET PURCHASE AGREEMENT

                           -------------------------


                  This Asset Purchase Agreement (the "AGREEMENT") is made as of the 20 day of May, 1997, among Integrated Health Services, Inc., a Delaware corporation ("IHS"), Symphony Rehab Dynamics, Inc., a Delaware corporation and a wholly owned subsidiary of IHS ("REHAB BUYER"), Symphony Restorative Therapy, Inc., a Delaware corporation, and a wholly owned subsidiary of IHS ("RESTORATIVE BUYER", and together with Rehab Buyer, "BUYER"), Rehab Dynamics, Inc., a
Minnesota corporation ("REHAB"), Restorative Therapy Limited, a Minnesota corporation ("RESTORATIVE" and together with Rehab, "SELLERS"), and David Nechas ("NECHAS") and Beth Kessler ("KESSLER", and together with Nechas, the "SHAREHOLDERS"). Sellers and the Shareholders are sometimes referred to herein collectively as the "GROUP" and each individually as a "GROUP PARTICIPANT" or "GROUP MEMBER" or "PARTICIPANT OF THE GROUP".

                  WHEREAS,   the   Shareholders   own  all  of  the  issued  and
outstanding shares of capital stock of each Seller; and

                  WHEREAS, Rehab is engaged in the business (the "REHAB BUSINESS") of providing contract rehabilitation services to patients at nursing homes, hospitals, day activity centers, and assisted living units, as well as through homecare and outpatient clinics (including, without limitation, speech and language pathology, occupational therapy and physical therapy services and staffing and consulting services relating to such services), and payment for such services is made directly to Rehab from various payors (collectively, "REHAB SERVICES") in the States of Minnesota and North Dakota; and

                  WHEREAS, Restorative also is engaged in the business (the "RESTORATIVE BUSINESS", and together with the Rehab Business, the "BUSINESS") of providing contract rehabilitation services to patients in various settings (including, without limitation, speech and language pathology, occupational therapy and physical therapy services and staffing and consulting services related to such services), and payment for services is made pursuant to various contractual arrangements primarily through Medicare, Part A ("RESTORATIVE
SERVICES", and collectively with the Rehab Services, the "SERVICES") in the States of Minnesota and North Dakota; and

                  WHEREAS, Rehab and Restorative have an interest (the "DYNAMIC INTEREST") in Dynamic Health Care Solutions, LLC ("DYNAMIC"); and

                  WHEREAS, Buyer wishes to purchase from Sellers, and Sellers wish to sell to Buyer, substantially all of the assets of each Seller, other than the Dynamic Interest and other than the assets (the "BETHOUGHTFUL ASSETS") of the Sellers related solely and directly to the operation of the Sellers' "Bethoughtful" greeting card business (the "BETHOUGHTFUL DIVISION") as described on Schedule A hereto, including, without limitation, the accounts receivable arising directly and solely out of such business;

                  WHEREAS, pursuant to an Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 4.26 (the "RSI AGREEMENT"), dated as of December 19, 1996, between Rehab, Restorative and Rehab Services, Inc., a Minnesota corporation primarily involved in the business of providing rehabilitation services in the state of Minnesota ("RSI"), Rehab and Restorative has purchased substantially all of the assets of RSI related to its Minnesota operations (the "RSI ASSETS") on or about December 31, 1996 (the "RSI ACQUISITION");

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IHS, Buyer, Sellers and the Shareholders intending to be legally bound, agree as follows:


            ARTICLE I: PURCHASE AND SALE OF ASSETS; NO ASSUMPTION OF
                        LIABILITIES; DESIGNATED CONTRACTS

                  1.1 ASSETS. Subject to the terms and conditions of this Agreement at the Closing (as hereinafter defined in Section 3.1), and in reliance upon the covenants, representations and warranties of IHS and Buyer, Sellers will sell, assign and convey to Buyer free and clear of all Liens (as such term is hereinafter defined in Section 4.11), and subject to the terms and conditions of this Agreement and in reliance upon the covenants, representations and warranties of Sellers and the Shareholders, Buyer will purchase and acquire from Sellers, all of the assets of each Seller which now or hereafter comprise, or which are now or hereafter used or held for use in connection with the operation of, the Business (the "ASSETS"), excluding: (a) inventory and supplies disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of Sellers and the Shareholders under this Agreement; (b) the Dynamic Interest and all assets owned by Dynamic; (c) the Bethoughtful Assets;
(d) each Seller's Articles of Incorporation, qualification to do business in any jurisdiction, taxpayer identification number, minute books, stock transfer records and other documents related specifically to such Seller's corporate organization and maintenance; (e) amounts paid, payable or that become payable from Medicare or Medicaid or any other healthcare reimbursement or payment intermediary or other person or entity on account of cost report adjustments or other payment adjustments to the extent attributable to Sellers' operation of the Business during any period on or prior to the Closing Date (including, without limitation, any of the same which is paid to, or payable or becomes payable from, any nursing home, hospital, other facility or other third party pursuant to any Contract (as such term is hereinafter defined in Section 4.7) by reason of refund, credit or payment for Reimbursement Liabilities (as such term is hereinafter defined in Section 1.2(a) below)), or any other form of Medicare or other healthcare reimbursement refund or credit for Reimbursement Liabilities, to the extent attributable to Sellers' operation of the Business during any period on or prior to the Closing Date ("REIMBURSEMENT PAYBACKS"); (f) except to the extent included as Current Assets (as such term is hereinafter defined in Section 2.3(a)) on the Closing Date Balance Sheet, any prepaid expenses or refunds with respect to any Contracts not constituting Designated Contracts (as hereinafter defined in Section 1.3); (g) any accounts receivable due from Heritage of Edina, together with any rights to recover costs of collection thereof (the "EDINA RECEIVABLES"); and (h) any other specifically excluded assets as listed on
Schedule 1.1 to be retained by Sellers (collectively, "EXCLUDED ASSETS"). Except for the Excluded Assets, the Assets will include, without limitation, all tangible, intangible, real, personal and mixed property, OPERATIONS, POLICY AND PROCEDURE MANUALS, LEASEHOLD INTERESTS, EQUIPMENT, FURNITURE, FIXTURES, inventory, cash, accounts receivable, cash equivalents, notes receivable, claims and rights under Designated Contracts, subject to Section 10.2(e), all rights of either or both Sellers under the RSI Agreement and under all agreements, instruments, and documents now or hereafter executed or delivered in connection therewith (the "RSI DOCUMENTS"), all rights in collateral or other security for obligations due to any Seller, provider agreements with third party payors, the name "Rehab Dynamics, Inc." for use in Minnesota, the name "Restorative Therapy Limited" for use in Minnesota and North Dakota, all other tradenames, trademarks, service marks, patient lists and records, telephone numbers, trade secrets, other proprietary rights or intellectual property, good will, and, to the extent permitted by law, all permits, licenses and Medicare and Medicaid provider numbers and other rights held by either or both Sellers with respect to the ownership or operation of any or all of the Business, and all of each Seller's books and records pertaining to the foregoing.

                  1.2      LIABILITIES.

                           (A)  Neither  Buyer  nor IHS  will  assume  any,  and
Sellers shall remain liable for each, Liability of each Seller arising out of the operation of the Business (or any part thereof) or the ownership or use of any of the Assets existing on the Closing Date. For purposes of this Agreement the term "LIABILITY" means any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition, and whether or not of a type that would be reflected as a liability on a balance sheet in accordance with generally accepted accounting principles, consistently applied, including without limitation, the following: (i) Malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date;
(ii) Amounts (including, if applicable, penalties and interest) due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary or other person or entity on account of cost report adjustments or other payment adjustments attributable to any period on or prior to the Closing Date (including, without limitation, any of the same which becomes due to any nursing home, hospital, other facility or other third party pursuant to any Contract (as such term is hereinafter defined in Section 4.7) directly, by reason of offset or indemnification, or otherwise), or any other form of Medicare or other health care reimbursement denial, recapture, adjustment or overpayment whatsoever with respect to any period on or prior to the Closing Date ("REIMBURSEMENT LIABILITIES"), (iii) Any obligation or liability arising out of any Contract which is not a Designated Contract, and
(iv) Any obligation or liability arising out of the Dynamic Interest or the Bethoughtful Assets. Without limiting the foregoing and notwithstanding anything to the contrary contained in this Agreement, Buyer shall not assume and Sellers shall remain liable for all Liabilities arising out of the RSI Documents. For purposes of this Agreement, all Liabilities of either or both Sellers other than Assumed Obligations (as hereinafter defined in Section 1.2(b) below) shall constitute "UNASSUMED LIABILITIES". Each Seller shall pay each Unassumed Liability when due in the ordinary course of business consistent with past practice, unless it shall be contesting the same in good faith, in which case, Sellers may withhold payment of such Unassumed Liability to the extent consistent with past practice. Each Seller specifically agrees that any obligation imposed by any applicable Governmental Requirement (as hereinafter defined in Section 4.4 below) on the Buyer or IHS to pay depreciation recapture will be treated, for purposes of this Agreement, as an Unassumed Liability. Further, Sellers agree to promptly repay to Buyer and IHS any sums which they are required to pay as depreciation recapture and reasonable fees for the legal defense of such claimed recapture.

                           (B)  Subject  to the  provisions  of  subsection  (a)
above, at the Closing, Buyer shall assume only the following obligations (the "ASSUMED OBLIGATIONS") and thereafter in due course fully satisfy:

                                    (I) to the extent included as a Liability on
the Closing Date Balance Sheet (subject to adjustment in accordance with Section 2.3(c) below), all operating trade payables, operating expenses and other current liabilities of Sellers that would be classified as current liabilities ("CURRENT LIABILITIES") on a consolidated balance sheet of Sellers as of the Closing Date prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), including all employee compensation Liabilities existing or arising on the Closing Date, including specifically but without limitation, accrued wages, accrued paid time off, and severance obligations to the extent the same would constitute current liabilities as of the Closing Date in accordance with GAAP; but excluding any current liabilities arising out of the Bethoughtful Division or Dynamic;

                                    (II) those obligations which arise under the
Designated Contracts (as defined in to Section 1.3 below) assigned by Sellers to Buyer, with respect to, and only with respect to, services to be rendered or goods to be supplied to or benefits to be conferred upon Buyer solely after the Closing Date. Liabilities under such Designated Contracts that have accrued, or the performance of which are due, on or prior to the Closing Date, or which are in payment or consideration for Excluded Assets, shall remain the sole responsibility of Sellers except to the extent they constitute Current Liabilities;

                                    (III) to the extent  included as a Liability
on the Closing Date Balance Sheet (subject to adjustment in accordance with Section 2.3(c) below), all indebtedness for borrowed money, the long-term portion of all capitalized lease obligations, and all other liabilities of Sellers that would be classified as long-term liabilities on a consolidated balance sheet of Sellers and their subsidiaries other than Dynamic as of the Closing Date prepared in accordance with GAAP, and all guaranties of any of the foregoing ("LONG-TERM LIABILITIES"), but excluding any of the foregoing arising out of the Bethoughtful Division; and

                                    (IV) all Liabilities arising out of the WARN
Act (as defined in Section 10.6) (or any similar State law of Minnesota) to the extent provided in Section 10.6.

                  1.3      DESIGNATED CONTRACTS.

                           (A) As soon as practicable after the date hereof, but
in no event later than three (3) business days after the date hereof, Buyer shall deliver notice in writing to Sellers designating which, if any, of the Contracts to which any Seller is a party listed on Schedule 4.7(b) hereto pursuant to Section 4.7 of this Agreement will be assigned to and assumed by Buyer (collectively, the "DESIGNATED CONTRACTS"). Except as set forth on
Schedule 1.3(a), each existing Provider Contract (as such term is defined in Section 4.7(b) below) is a Designated Contract, and is sometimes referred to in this Agreement as a "DESIGNATED PROVIDER CONTRACT" and collectively with all such other Contracts, as the "DESIGNATED PROVIDER CONTRACTS". If within said period of time Buyer fails to so deliver notice to Sellers, Buyer will be deemed to have designated all of said Contracts. Subject to subsections (b) and (c) below, to the extent Buyer makes (or is deemed to have made) any such designation, Sellers shall at Closing be obligated to assign all of their right, title and interest under such Designated Contracts to Buyer and Buyer shall assume the obligations accruing after Closing under such Designated Contracts to the extent provided in Section 1.2 above. If, after the date hereof, either Seller shall enter into any agreement, lease, contract or commitment, whether written or oral, with respect to the Business, or initially deliver a copy of a Contract not previously delivered to Buyer, such Seller shall promptly notify Buyer, in which case Buyer shall have three (3) business days from the date of its receipt of notice thereof to elect to include such agreement, lease, contract or commitment as a Designated Contract. Unless Buyer shall otherwise notify Sellers on or prior to the end of such three (3) business day period, such agreement, lease, contract or commitment shall be deemed to be a Designated Contract.

                           (B)ITS  AND SHALL  DILIGENTLY  PROCEED  TO OBTAIN ANY
CONSENTS OF ANY PARTIES NECESSARY TO PERMIT THE ASSIGNMENT OF THE DESIGNATED CONTRACTS TO BUYER, INCLUDING WITHOUT LIMITATION, EACH DESIGNATED PROVIDER CONTRACT WITH THE EVANGELICAL LUTHERAN GOOD SAMARITAN SOCIETY OR ANY OF ITS
AFFILIATES ("GOOD SAMARITAN") IDENTIFIED ON SCHEDULE 1.3(B)-1 HERETO (EACH A "SELECTED GOOD SAMARITAN CONTRACT") and each Designated Provider Contract with Walker Methodist, Inc. ("WALKER") or any of its affiliates (each a "WALKER CONTRACT"), each of which Walker Contracts, Sellers represent and warrant, is set forth on Schedule 1.3(b)-2; provided however that each Seller shall so use its best efforts with respect to Designated Provider Contracts other than the Selected Good Samaritan Contracts and the Walker Contracts (the "OTHER DESIGNATED PROVIDER CONTRACTS") only after the Closing. If any Designated Contract (other than an Other Designated Provider Contract) is not assignable and any party to such Designated Contract fails or refuses to consent to the assignment thereof on or before the Closing Date, Buyer shall have no liability to assume any obligations under such Designated Contract. Moreover, if any party to any of the Walker Contracts or to any of the Selected Good Samaritan Contracts does not acknowledge in writing in substantially the words set forth on Exhibit 1.3(b) hereto its agreement to the assignment of such Walker Contract or Selected Good Samaritan Contract to Buyer on or before the Closing Date, then Buyer shall be permitted to terminate this Agreement in accordance with Article XI hereof. Furthermore, if any party fails or refuses to consent to the assignment of the Office Lease, dated as of October 18, 1994, between Sellers and the Wirth Companies (the "OFFICE LEASE") or to any other Designated Contract (other than Other Designated Provider Contracts) that, individually or together with all other Designated Contracts with respect to which any such consent is not obtained, is or are material to the operation or financial condition of the Business, the Buyer shall be permitted to terminate this Agreement in accordance with Article XI hereof. Sellers represent and warrant that the Selected Good Samaritan Contracts are comprised of the six (6) Provider Contracts with Good Samaritan with respect to which Sellers were parties prior to the closing contemplated by the RSI Purchase Agreement, and the other four (4) Selected Good Samaritan Contracts are the four (4) highest revenue generating Provider Contracts with respect to which RSI was a party prior to such closing of the RSI Purchase Agreement.

                           (C) (i) With respect to each Contract (other than the
Designated Provider Contracts) that is not assigned by either Seller to Buyer pursuant to this Agreement, or for which any necessary consent is not obtained on or after the Closing, Buyer shall not unreasonably refuse to use its reasonable commercial efforts to provide any services due or perform Sellers' obligations (other than the payment of any penalties or other termination obligations) under such unassigned Contract pending the termination thereof (but in no event for more than 60 days after the Closing Date), provided that the Group shall indemnify and hold each Buyer Indemnitee (as such term is hereinafter defined in Section 10.2) harmless from and against any Loss (as such term is hereinafter defined in Section 10.2) arising out of such arrangements, including, without limitation, the performance of such services or obligations and shall pay to Buyer the amount of compensation to which Sellers would have been entitled for such services under, and shall make available to Buyer the benefits to which Sellers would have been entitled as a result of the performance of obligations under, such unassigned Contract, in each case, if the transactions contemplated by this Agreement had not occurred.

                                    (ii)  With   respect   to  each   Designated
Provider Contract, until each consent necessary for the assignment thereof to Buyer shall be obtained or such Designated Provider Contract is replaced by a contract with Buyer such Designated Provider Contract shall not be deemed assigned to Buyer, provided however that the parties shall use their best efforts to undertake reasonable arrangements pursuant to which Buyer shall receive the benefits of such unassigned Designated Provider Contracts and be responsible for the obligations under such Designated Provider Contracts that otherwise would have been assumed by Buyer pursuant to the terms of this Agreement. Until so assigned, or replaced, each such Designated Provider Contract shall be referred to as a  "PRE-ASSIGNMENT  DESIGNATED  PROVIDER  CONTRACT"  for
purposes of this Agreement and so long as a Designated Provider Contract shall be deemed to be a Pre-Assignment Designated Provider Contract, the Group shall indemnify and hold each Buyer Indemnitee harmless from and against any Loss in excess of any insurance proceeds collected by Buyer in respect thereof (net of costs of recovery and increases in premiums to the extent directly resulting from such Loss) (other than amounts that, in the ordinary course of business, are deducted from Net Existing Contract Revenues (as such term is defined in
Section  2.5(a)  below) in  connection  with the  determination  of the One Year
EBITDA as such term is defined in Section 2.5(a)) arising out of such arrangements, including, without limitation, out of the performance of such services, and so long as any such arrangement shall continue, such Pre-Assignment Designated Provider Contract shall be deemed to be an Existing Contract (as such term is hereinafter defined in Section 2.5(d) (iii)) for purposes of determining the One Year EBITDA. If any Pre-Assignment Designated Provider Contract shall be assigned to Buyer, or if Buyer shall enter into a replacement Provider Contract with the applicable other party, then such Pre-Assignment Designated Provider Contract shall be retroactively treated as if assigned to Buyer on the Closing Date and no Group Member shall have any indemnification obligation with respect to any post-Closing matter arising under such Pre-Assignment Designated Contract by reason of this clause (ii).

                           ARTICLE II: PURCHASE PRICE

                  2.1 DETERMINATION AND PAYMENT OF PURCHASE PRICE. Subject to adjustment as provided in this Agreement, the aggregate purchase price to be paid to Sellers for the Assets and their respective obligations under this Agreement (the "PURCHASE PRICE") shall be THIRTY-ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($31,400,000), and which Purchase Price shall be payable as follows:

                           (A) SEVEN MILLION SIX HUNDRED FORTY THOUSAND  DOLLARS
($7,640,000) plus (x) an amount equal to fifty percent (50%) of the unpaid portion of the RSI Purchase Amount, or (y) FIVE HUNDRED AND SIXTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($562,500), whichever amount is less, shall be paid at the Closing to Sellers in cash by wire transfer of immediately available funds to the account designated in writing by Sellers at least one business day prior to the Closing; and

                           (B)  ELEVEN   MILLION  FOUR  HUNDRED  SIXTY  THOUSAND
DOLLARS ($11,460,000) shall be paid at the Closing by delivery to Sellers of newly issued shares of the Common Stock, par value $.001 per share, of IHS (the "IHS STOCK"), based upon the valuation of such shares using as the date of determination the Closing Date and subject to the terms and conditions of
Section 2.4 below; and

                           (C) the balance (the "CONTINGENT  PAYMENT AMOUNT") of
the $31,400,000 Purchase Price shall be paid in a single installment (the "CONTINGENT PAYMENT"), subject to offsets for Purchase Price reductions and indemnification rights as elsewhere provided in this Agreement, on the date that is four hundred and fifty five (455) days after the first date of the Determination Period (as defined in Section 2.5(a) below) or the date on which the One Year EBITDA (as hereinafter defined) shall finally be determined in accordance with Section 2.5 below, whichever date shall be later, unless such payment date shall be delayed as hereinafter provided. The Contingent Payment Amount shall be payable forty percent (40%) in cash and sixty percent (60%) by delivery of shares of IHS Stock based upon the valuation as of the Determination Date (as hereinafter defined in Section 2.5(a)) in accordance with Section 2.4(a) below. Prior to offsetting against the Contingent Payment for Purchase Price reductions or pursuant to indemnification rights, Buyer shall notify the Sellers of the basis for such offset in reasonable detail. If the Sellers shall fail to notify Buyer of their objection, if any, to all or any part of such offset within ten (10) business days after such notice of offset is given to Buyer, stating in reasonable detail the basis for such objection, then the Sellers shall be irrevocably deemed to have agreed to such offset to the extent not objected to, and such offset shall be deemed taken. If the Sellers shall timely give such a notice of objection, then Buyer shall not be entitled to take such offset (and shall not be required to make payment of the Contingent Payment in respect of such claimed offset) unless and until the Sellers and Buyer shall agree thereto in writing or, if applicable, unless and until the Settlement Accountants shall finally determine the amount of any Purchase Price reduction with respect to which such offset is claimed, or unless and until a court of competent jurisdiction shall have determined in a final judgment whether or not Buyer is entitled to such offset. If the Settlement Accountants shall determine in connection with the determination of any claimed Purchase Price reduction with respect to which an offset is claimed and disputed, or if such court shall determine in such final judgment, that either the Sellers or Buyer shall have acted in bad faith in claiming any such offset or making an objection thereto, as the case may be, then the party that is determined to have acted in bad faith shall pay interest at an annual rate of five percent (5%) on the amount that was claimed for offset or objected to, in bad faith, as the case may, from the date the notice of such offset or objection, as the case may be, was given.

                  2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price as adjusted pursuant to this Agreement (and all other capitalizable costs) shall be allocated among the Sellers and with respect to each Seller, among the categories of Assets, as set forth on Schedule 2.2 hereto, in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"). Each of the parties hereto agrees to prepare and file all tax returns (including Form
8594) in a manner consistent with such allocation and to report this transaction for Federal and state income tax purposes in accordance with such allocation of the Purchase Price.

                  2.3      WORKING CAPITAL ADJUSTMENTS TO THE PURCHASE PRICE.

                           (A) For the  purposes  of  this  Agreement,  "CURRENT
ASSETS" shall mean the aggregate amount of all assets of the Sellers that would be classified as current assets on the consolidated balance sheet of the Sellers as of the Closing Date prepared in accordance with GAAP, but excluding any cash, cash equivalents and accounts receivables of the Bethoughtful Division or Dynamic, the Edina Receivable, and any other current assets that constitute Excluded Assets.

It is understood and agreed that no Reimbursement Payback shall be included as a Current Asset on the Closing Date Balance Sheet. As used herein, "WORKING CAPITAL" means the amount by which Current Assets exceeds Current Liabilities. Regardless of whether the same shall be in accordance with GAAP, the unpaid portion of the RSI Purchase Amount (as hereinafter defined) shall not be assumed by Buyer, shall not be included as a Current Liability or part of Long-term Liabilities, shall constitute an Unassumed Liability (regardless of the inclusion of the RSI Documents in the Assets), and shall be paid in full by Sellers at Closing. Regardless of whether the same shall be in accordance with GAAP, the amount of principal due from Sellers to Park National Bank as of the Closing Date that would have been treated as long-term liabilities in accordance with GAAP had Sellers been negotiating to renew and extend for two (2) years the term thereof, shall be treated as Long-term Liabilities as of the Closing Date for purposes of this Agreement. The purchase price heretofore, now or hereafter paid or payable in respect of the RSI Assets or otherwise under any of the RSI Documents (including, without limitation, any amounts payable in respect of non-competition agreements, consulting agreements and accelerated earn-out payments) and all costs and expenses incurred by Sellers in connection with completing the transactions contemplated by the RSI Agreement is sometimes referred to in this Agreement as the "RSI PURCHASE AMOUNT". Sellers represent and warrant that Schedule 2.3(a) accurately sets forth the RSI Purchase Amount, including each item constituting a portion thereof, and said Schedule 2.3(a) sets forth the amounts heretofore paid.

                           (B) At the Closing,  Sellers  shall  deliver to Buyer
the consolidated balance sheet of Sellers as of the Closing Date (excluding any Excluded Assets and any Unassumed Liabilities), certified by each Seller to be its best good faith estimate of such balance sheet as of the Closing (the "CLOSING DATE BALANCE SHEET").

                                    (I)  The  Purchase   Price  payable  to  the
Sellers shall be reduced if the Closing Date Balance Sheet discloses that the consolidated Working Capital of Sellers as of the Closing Date (the "ESTIMATED WORKING CAPITAL") is less than the Required Working Capital (as hereinafter defined). "REQUIRED WORKING CAPITAL" means $5,600,000. In such event, the amount of the Purchase Price payable to the Sellers at the Closing shall be reduced by an amount, on a dollar-for-dollar basis, equal to the amount by which the Estimated Working Capital is less than such Required Working Capital.

                                    (II)  The  Purchase  Price  payable  to  the
Sellers shall be increased if the Closing Date Balance Sheet discloses that the Estimated Working Capital is greater than the Required Working Capital. In such event, the amount of the Purchase Price payable to the Sellers at the Closing shall be increased by an amount, on a dollar-for-dollar basis, equal to the amount by which the Estimated Working Capital is greater than such Required Working Capital.

                                    (III)  The  Purchase  Price  payable  to the
Sellers shall be decreased if the Closing Date Balance Sheet discloses that the estimated amount of Long-term Liabilities as of the Closing Date (the "ESTIMATED LONG-TERM LIABILITIES") is greater than $1,300,000 (the "MAXIMUM LONG-TERM LIABILITIES"). In such event, the amount of the Purchase Price payable to the Sellers at the Closing shall be decreased by an amount, on a dollar-for-dollar basis, equal to the amount by which the Estimated Long-term Liabilities is greater than such Maximum Long-term Liabilities.

                           (C)  Buyer  shall  complete,  at its own  expense,  a
review of the Working Capital as of the Closing Date (the "CLOSING DATE WORKING CAPITAL") and the Long-term Liabilities as of the Closing Date (the "CLOSING DATE LONG-TERM LIABILITIES"), and, Buyer shall deliver to Sellers its written report (the "WORKING CAPITAL REVIEW") setting forth the amount of such Closing Date Working Capital and Closing Date Long- term Liabilities as confirmed or determined in accordance with such review within one hundred eighty (180) days after the Closing Date. Buyer shall, upon reasonable request, provide Sellers with copies of, or, in the discretion of Buyer, access to the source materials used by it to prepare the Working Capital Review, in which case, such access shall be at a location no greater than thirty (30) miles from Sellers' current location, shall be under reasonable conditions, and Sellers shall be permitted to copy such documents at Sellers' sole cost and expense. If Buyer shall not have completed such a Working Capital Review and delivered a copy thereof to Sellers within one hundred eighty (180) days following the Closing Date, Buyer shall be deemed to conclusively have accepted the determination of the Estimated Working Capital and Estimated Long-term Liabilities as set forth on the Closing Date Balance Sheet, and such determination shall become final and shall not be subject to further review, challenge or adjustment, absent fraud. If there shall be discovered any Liability that should have been included as a Current Liability or Long-term Liability on the Closing Date Balance Sheet but that was not so included, then Buyer, in its sole discretion, may elect to assume such Liability, in which case such Liability shall be included as a Current Liability or Long-term Liability, as the case may be, in the determination of Closing Date Working Capital or Closing Date Long-term Liabilities, as the case may be, or to not assume such Liability, in which case such Liability shall be an Unassumed Liability and shall not be included as a Current Liability in the determination of Closing Date Working Capital, or as a Closing Date Long-term Liability.

                                    (I) If the Working  Capital Review is timely
prepared and delivered to Sellers and it discloses that the Closing Date Working Capital was less than the Estimated Working Capital, then the Purchase Price shall be deemed to have been decreased by the amount of such deficiency except to the extent that the amount of such deficiency shall be subject to a Delay Payment Notice (as hereinafter defined), in which case no such adjustment shall be made in respect of such disputed portion until such disputed portion shall be finally determined as set forth below.

                                    (II) If the Working Capital Review is timely
prepared and delivered to Sellers and it discloses that the Closing Date Working Capital was greater than the Estimated Working Capital, then the Purchase Price shall be deemed to have been increased by the amount of such excess except to the extent that the amount of such excess shall be subject to a Delay Payment Notice, in which case no such adjustment shall be made in respect of such disputed portion until such disputed portion shall be finally determined as set forth below.

                                    (III)  If  the  Working  Capital  Review  is
timely prepared and delivered to Sellers and it discloses that the Closing Date Long-term Liabilities were greater than the greater of (x) the Maximum Long-term Liabilities or (y) the Estimated Long-term Liabilities, then the Purchase Price shall be deemed to have been decreased by the amount of such excess except to the extent that the amount of such excess shall be subject to a Delay Payment Notice, in which case no such adjustment shall be made in respect of such disputed portion until such disputed portion shall be finally determined as set forth below. If the Estimated Long-term Liabilities exceeded Maximum Long-term Liabilities and the Closing Date Long-term Liabilities (as finally determined in accordance with this subsection (c)) are less than the Estimated Long- term Liabilities, then the Purchase Price shall be deemed to have been increased by the difference between the Estimated Long-term Liabilities and the greater of:
(x) the Maximum Long-term Liabilities, and (y) the Closing Date Long-term Liabilities, except to the extent that the amount of such difference shall be subject to a Delay Payment Notice, in which case no such adjustment shall be made in respect of such disputed portion until such disputed portion shall be finally determined as set forth below.

                                    (IV) If Sellers shall dispute the amount set
forth in the Working Capital Review, they shall give notice to Buyer (a "DELAY PAYMENT NOTICE") within fifteen (15) days after delivery to them of the Working Capital Review that the disputed portion of the payment should not then be made and setting forth in reasonable detail their objections and the basis therefor, in which case the parties shall meet and in good faith attempt to resolve any disagreements within fifteen (15) days after delivery to Buyer of the Delay Payment Notice. If the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to a "Big Six" accounting firm selected by mutual agreement of Sellers, on the one hand, and Buyer, on the other hand (or if the parties cannot agree on such selection, then a "Big Six" accounting firm, other than KPMG Peat Marwick LLP, selected by lot) (the "SETTLEMENT ACCOUNTANTS"), and the determination of the Settlement Accountants of the Closing Date Working Capital and Closing Date Long-term Liabilities shall be final and shall not be subject to further review, challenge, or adjustment, absent fraud. The Settlement Accountants shall be directed to use their best efforts to reach a determination not more than forty-five (45) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be borne by the party against whom the Settlement Accountants shall rule; provided that if the Settlement Accountants shall not clearly rule against any party, then such costs and expenses shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

                           (D)  (I)  If  the  Purchase  Price  is  increased  as
provided in Section 2.3(b), the amount of the increase shall be paid by delivery, within two (2) business days after the Closing, of IHS Stock (valued as of the Closing Date in accordance with Section 2.4(a) below) or in cash, or in such combination thereof as Buyer, in its sole discretion shall determine, into an interest-bearing escrow account (the "ESCROW ACCOUNT") pursuant to an Escrow Agreement in the form of Exhibit 2.3(d)(i) (the "WORKING CAPITAL ESCROW AGREEMENT") among the parties hereto and with an escrow agent acceptable to all of the parties hereto (the "ESCROWEE"), and upon final determination of the Closing Date Working Capital and Closing Date Long-term Liabilities in accordance with Section 2.3(c), the amount of such increase (as the same may be adjusted to take into consideration any further increases or decreases in the Purchase Price pursuant to this Section 2.3) (plus all interest and income earned thereon) shall be paid to Sellers from the Escrow

Account, in the same proportion of cash and stock as was paid into the Escrow Account at Closing (as adjusted for any sale of Escrowed Shares by the Escrowee in accordance with the terms of the Working Capital Escrow Agreement), within fifteen (15) days after the final determination of the amount due, with any additional amount in excess of the amount paid out of the Escrow Account (less interest or income earned and included in such payment) to be paid in cash or in shares of IHS Stock (valued using a date of determination as of the Closing in accordance with Section 2.4(a) below), or in such combination thereof as Buyer, in its sole discretion shall determine.

                                    (II) If the  Purchase  Price is decreased as
provided in Section 2.3(b)(i) or (b)(iii) or 2.3(c)(i) or (c)(iii), the amount of the decrease shall be paid by Sellers as follows: All payments of decreases in the Purchase Price required pursuant to Section 2.3(b)(i) or (b)(iii) shall be paid into the Escrow Account, and all payment of decreases in the Purchase Price required to be paid as a result of a further adjustment to the Purchase Price pursuant to Section 2.3(c)(i) or (c)(iii) shall be paid to Buyer out of the Escrow Account (together with all interest and income earned thereon) and/or directly from Sellers, and in each case, shall be paid in any combination of cash and/or shares of IHS Stock (valued as of the Closing Date in accordance with Section 2.4(a) below) as Sellers shall determine in their sole discretion; provided, however, that in no event shall Sellers select a combination that will have the result that Buyer shall have paid less than sixty percent (60%) of the Purchase Price (excepting therefrom the amount by which the cash portion of the Purchase Price is increased in respect of the unpaid portion of the RSI Purchase Amount in accordance with Section 2.1(a) above) by delivery of shares of IHS Stock (except that Sellers may make such payment with a greater percentage of shares of IHS Stock to the extent that Sellers are returning shares of IHS Stock previously delivered to them or the Escrowee in respect of any previous increase in Purchase Price to the extent that such shares increased the percentage of such shares included in such Purchase Price increase to a percentage greater than sixty percent (60%)).

                           (E) The Group  shall  indemnify  and hold each  Buyer
Indemnitee harmless from and against any Loss arising out of the failure to collect all or any part of any account receivable included in the Current Assets to the extent that such failure arises out of any matter that would have been a Reimbursement Liability, and from and against any Loss arising out of any
Reimbursement  Liability  with  respect  to all or  part  of  any  such  account receivable that actually is collected prior to the occurrence of the Reimbursement Liability related thereto.

                  2.4      IHS STOCK.

                           (A) As set forth in Section 2.1(b) above, but subject
to Sections 2.3(d) above, a portion of the Purchase Price shall be payable by means of the delivery to Sellers of IHS Stock based upon a price per share of such stock equal to the average closing New York Stock Exchange ("NYSE") price of such stock for the thirty (30) trading day period ending on the date which is two (2) trading days prior to the applicable date of determination (the "MARKET VALUE PER SHARE"); provided that if the closing NYSE price of the IHS Stock on the trading day immediately preceding the Closing Date is either more than fifteen  percent  (15%) less than, or fifteen  percent  (15%) greater than,  the average closing NYSE price of such stock for such thirty (30) trading day period, then each of the Sellers and Buyer shall have the right to terminate this
                                       12

Agreement, with the effect set forth in Article XI hereof as if terminated under
Section 11.1(c), by giving the other notice thereof on the date that would have been the Closing Date if this Agreement were not so terminated.

                           (B) RESALE LIMITATIONS. All sales of IHS Stock issued
pursuant to this Agreement shall be effected solely through Smith Barney, Inc. (provided that such fees are reasonable and customary), as broker, and after an effective registration pursuant to subsection (f) below, sales by Sellers and, if applicable, their pre- registration transferees, including Transferees (as defined in Section 2.4(e) below), of such shares shall not at any time, in the aggregate, exceed one hundred thousand (100,000) shares during any thirty (30) day period. Delivery by Sellers of shares of IHS Stock to Transferees, or to IHS or Buyer as payment for adjustments to the Purchase Price or pursuant to indemnification obligations, shall not be considered in applying the resale limitations set forth herein.

                           (C)  INVESTMENT  REPRESENTATIONS.  All  shares of IHS
Stock to be issued hereunder will be newly issued shares of IHS. Sellers and the Shareholders represent and warrant that the IHS Stock being issued hereunder is being acquired, and will be acquired, by Sellers for investment for their own accounts or for the account of any Transferee to whom transfer of any of such shares is expressly permitted in accordance with this Agreement, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT") or any applicable state securities law. Sellers and each Shareholder acknowledge that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act, and may have to be held indefinitely, and each of them agrees that such shares shall not be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder. Sellers and each Shareholder have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. Sellers and each Shareholder acknowledge that they have been provided with such materials as are generally provided to shareholders of IHS and have had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as they deem necessary in connection with such investment.

                           (D) LEGENDS.  It is understood that, prior to sale of
any shares of IHS Stock pursuant to an effective registration pursuant to subsection (f) below, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon sale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,

                  TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                           (E)  TRANSFERS.  Upon  prior  notice to IHS,  Sellers
shall be permitted to transfer any of the shares of IHS Stock acquired by them pursuant to this Agreement and the registration rights related thereto to any of the Shareholders or to Michael C. Favilla ("FAVILLA") (each a "TRANSFEREE") in accordance herewith, provided that said transfers shall be made in compliance with all applicable securities laws. Prior to an effective registration pursuant to subsection (f) below, as a condition to any transfer of shares of IHS Stock (other than any such transfer to any Transferee), if IHS shall request, Sellers shall cause an opinion of legal counsel (such opinion and legal counsel to be reasonably acceptable to IHS) to be delivered to IHS upon which IHS and its legal counsel may rely to the effect that such transfer may be made in compliance with all applicable securities laws. Upon such transfer the acquiring Transferee shall be deemed to have made each of the representations and warranties set forth in subsection (c) above with respect to himself or herself, as of the date of such transfer, and he or she shall be bound by the provisions of this Agreement relating to such transferred shares, including without limitation, the resale limitations set forth in subsection (b) above and all of the obligations relating to the registration of the shares. Transferees, other than Shareholders, may be required (as a condition precedent to permitting any transfer) by IHS to execute such documents as are necessary to evidence such representations and warranties contained in this Section 2.4 and to bind them to the provisions of this Section 2.4 of this Agreement relating to such transferred shares. No such transfer shall release any Seller or Shareholder from any of its obligations under this Agreement relating to such transferred shares or otherwise.

                           (F)  REGISTRATION OF IHS STOCK.  IHS will cause to be
prepared, filed and will use its best efforts to have declared effective by the Commission within ninety (90) days following the Closing Date, a registration statement for the registration under the Securities Act of the IHS Stock issued to Sellers pursuant to this Agreement, and IHS shall maintain the effectiveness of such registration statement for a period of two (2) years following the date on which it becomes effective, or for so long as any Seller (or any Transferee) shall own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

                           (G) REGISTRATION PROCEDURES,  ETC. In connection with
the registration rights granted to Sellers and Shareholders with respect to the IHS Stock as provided in this Section 2.4, the following shall apply:

                                    (I) IHS will promptly  notify Sellers at any
time when a prospectus relating to a registration statement covering any Sellers' shares under this Section 2.4 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, to the extent required by applicable law, IHS shall promptly prepare and file with the SEC as appropriate a supplement or amendment to such prospectus so that, as thereafter timely delivered to the purchaser of any IHS Stock such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    (II) IHS  shall  furnish  Sellers  with such
number of prospectuses as shall reasonably be requested, and Sellers agree to comply with the prospectus delivery requirements of the Securities Act in connection with any sale of IHS Stock by either of them.

                                    (III) Subject to subsection  (h) below,  IHS
shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by Sellers, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                                    (IV)    The    information    included    or
incorporated by reference in the  registration  statement filed pursuant to this
Section 2.4 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. With respect to sales of IHS Stock sold in accordance with the provisions of this Section 2.4 pursuant to the registration statement, IHS shall indemnify Sellers and the Transferees, and each person, if any, who controls Sellers within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, based upon a sale by them pursuant to any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by IHS or based upon a sale by them pursuant to written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE, NASDAQ, or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by any Seller or any Transferee for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against any Seller or any controlling person of any Seller or any Transferee in respect of which indemnity may be sought against IHS pursuant to this subsection, such Seller or such controlling person or such Transferee shall within thirty (30) days after the receipt thereof of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel. After twenty (20) business days notice thereof to IHS, any Seller or any such controlling person or any such Transferee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Sellers or such controlling persons or such Transferee unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action or (C) IHS shall have failed to undertake and reasonably pursue the defense of such action, or (D) such indemnified party or parties shall have reasonably concluded that there may be material defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for Sellers, such controlling person and such Transferees shall be borne by IHS, provided that such law firm shall be reasonably acceptable to IHS. Except as expressly provided in the previous sentence, in the event that any Seller, any such controlling person or any such Transferee assumes control of the defense of any such action or claim, IHS shall not thereafter be liable to indemnify such Seller or any such controlling person or such Transferee in investigating, preparing or defending, or otherwise in respect of any such action or claim. IHS agrees promptly to notify Sellers of the commencement of any litigation or proceedings against IHS or any of its officers, directors or controlling persons in connection with the resale of IHS Stock or in connection with such registration statement with respect to which any such party shall be entitled to indemnification hereunder. If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to any Seller or any controlling person of any Seller or any Transferee with respect to any loss, liability, claim, damage or expense referred to herein, then IHS in lieu of indemnifying any Seller or any controlling person of any Seller or any Transferee hereunder, shall contribute to the amount paid or payable by any Seller or any controlling person of such Seller or any such Transferee hereunder, as a result of such loss, liability, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of IHS on the one hand and of such Seller or any controlling person of such Seller or any Transferee on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage, expense, or liability, as well as any other relevant equitable considerations. The relative fault of IHS and of such Seller or any controlling person of such Seller or any Transferee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by IHS or by such Seller or any controlling person of such Seller or any Transferee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                    (V) Sellers and any  Transferee who proposes
to sell IHS Stock pursuant to a registration statement, shall severally, and not jointly, indemnify IHS and Buyer, their respective officers, directors and advisers, and each person, if any, who controls IHS or Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a registration statement, a prospectus, or any amendment or supplement thereto filed by IHS in accordance with this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a registration statement, a prospectus, a filing, or any amendment or supplement thereto filed in accordance with this Agreement in reliance upon and in conformity with written information furnished to IHS by such Seller, or any such Transferee, or its, his or her respective successors or assigns.

                           (H)  REGISTRATION  EXPENSES.  Sellers  shall  not  be
responsible for, and Buyer shall bear, all of the expenses of the Buyer related to such registration and Buyer's other obligations under this Section 2.4 including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. Where any action or inaction by any Seller or Transferee shall cause unreasonable increases in any of such costs, Buyer and IHS shall not be responsible for, and Sellers shall pay for all of, such costs. Buyer also shall pay or reimburse Sellers for the reasonable legal fees and costs of one law firm to represent Sellers in connection with the preparation of the registration statement. Buyer, however, shall not be required to pay underwriter's or brokerage discount, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of Sellers' (and any Transferee's) IHS Stock, or to pay any costs or expenses arising out of any Seller's or any Transferee's failure to comply with its obligations under this Section 2.4.

                                    (I) NOTICE OF SALE. If any Seller (or any of
its Transferees) desires to transfer all or any portion of its, his or her IHS Stock, it, he or she will deliver written notice to IHS, describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer.

                  2.5      PURCHASE PRICE ADJUSTMENT.

                           (A) The parties  acknowledge  that the Purchase Price
was determined based upon the Sellers' best good faith estimate that the One Year EBITDA (as hereinafter defined) to be derived during the twelve (12) month period commencing on the first day of the calendar month following the calendar month in which the Closing occurs (the last day thereof being referred to herein as the "DETERMINATION DATE" and such period being the "DETERMINATION PERIOD") from the Business multiplied by five (5x) would be at least $31,400,000. Accordingly, if (x) the actual One Year EBITDA multiplied by five (5x) is less than (y) Sellers' aforesaid estimate of at least $31,400,000, then the parties agree that the Purchase Price shall be reduced by such deficiency; provided, however, that the reduction in Purchase Price pursuant to this Section 2.5 shall not exceed an amount equal to (x) $14,360,000 minus (y) the portion of the RSI Purchase Amount paid by Sellers after the date hereof.

                           (B) As soon as  practicable,  but in no  event  later
than ninety (90) days after the Determination Date, Buyer shall deliver to Sellers a statement (the "EBITDA CALCULATION STATEMENT") showing the One Year EBITDA (the "EBITDA CALCULATION"). Buyer shall provide the Sellers copies of, or access to the work papers and similar materials used in connection with the preparation of the EBITDA Calculation Statement. Sellers shall have thirty (30) days following their receipt of the EBITDA Calculation Statement within which to deliver to Buyer a written notice of objection thereto (an "OBJECTION NOTICE"), which Objection Notice shall (x) set forth Sellers' determination of the EBITDA Calculation and (y) specify in reasonable detail Sellers' basis for objection, in which case the parties shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after delivery to Buyer of the Objection Notice. If the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to the Settlement Accountants, and the determination of the Settlement Accountants shall be final and binding on the parties hereto, and shall not be subject to further review, challenge, or adjustment, absent fraud. The Settlement Accountants shall be directed to use their best efforts to reach a determination not more than forty-five (45) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be borne by the party against whom the Settlement Accountants shall rule; provided that if the Settlement Accountants shall not clearly rule against any party, then such costs and expenses shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand. The failure by Sellers to deliver an Objection Notice within such thirty (30)-day period shall constitute the Sellers' acceptance of the EBITDA Calculation, which shall thereupon become conclusive and binding on all parties hereto, and shall not be subject to further review, challenge, or adjustment, absent fraud.

                           (C) If the Purchase Price is decreased as provided in
this Section 2.5, the amount of the decrease shall be paid promptly by Sellers to Buyer, and in any event by no later than the third day after the amount of such decrease shall be finally determined. Such payment shall be made first by offsetting against the Contingent Payment in accordance with Section 2.1(c) above, then to the extent necessary, by return of shares of IHS Stock (valued as of the Determination Date in accordance with Section 2.4(a) above) and/or cash (as determined by Sellers and the Shareholders in their sole and absolute discretion); provided, however, that in no event shall Sellers select a combination that will have the result that Buyer shall have paid less than sixty percent (60%) of the

Purchase Price (excepting therefrom the amount be which the cash portion of the Purchase Price is increased in respect of the unpaid portion of the RSI Purchase Amount in accordance with Section 2.1(a) above) by delivery of shares of IHS Stock (except that Sellers may make such payment with a greater percentage of shares of IHS Stock to the extent that Sellers are returning shares of IHS Stock previously delivered to them or the Escrowee in respect of any previous increase in Purchase Price to the extent that such shares increased the percentage of such shares included in such Purchase Price increase to a percentage greater than sixty percent (60%)).

                           (D) For  purposes  of this  Agreement,  the term "ONE
YEAR EBITDA" shall mean the sum of (x) fifty percent (50%) of the Aggregate Joint Contract EBITDA (hereinafter defined) for the Determination Period plus
(y) one hundred percent (100%) of the Existing Contract EBITDA (hereinafter defined) for the Determination Period.

                                    (I)  After the  Closing,  IHS  (through  its
subsidiary, Symphony Rehabilitation Services No. 4, Inc. ("SYMPHONY REHAB")) and Buyer shall jointly pursue new Provider Contracts, and the parties hereby acknowledge that the reason for the inclusion of the Joint Contracts (hereinafter defined) in the determination of the One Year EBITDA is the parties' expectation that such agreements will result, in a substantial way, from the goodwill purchased by Buyer from Sellers pursuant to the terms of this Agreement. The "AGGREGATE JOINT CONTRACT EBITDA" for the Determination Period shall mean the result (without duplication) of the following items that are attributable to the Joint Contracts for the Determination Period: (v) the Net Joint Contract Revenues (hereinafter defined), minus (w) the Direct Joint
Contract  Expenses  (hereinafter  defined),  minus  (x) a reserve  for  doubtful accounts (including any matters that arise with respect to Services provided during the Determination Period that would have constituted Reimbursement Liabilities had they arisen on or prior to Closing ("POST-CLOSING REIMBURSEMENT LIABILITIES")), minus (y) an amount equal to seven and one-half percent (7.5%) of the Net Joint Contract Revenues (in lieu of the actual amount of corporate overhead). "NET JOINT CONTRACT REVENUES" shall mean all amounts billed (as adjusted for rate changes, discounts given and contractual allowances with respect to the Services provided) with respect to bona fide Services provided pursuant to Joint Contracts during the Determination Period. "DIRECT JOINT CONTRACT EXPENSES" means expenses that can be identified specifically with, or traced to delivery of, Services provided pursuant to a Joint Contract during such Determination Period, including without limitation, compensation of supervisory and management personnel to the extent revenues attributable to a Joint Contract are generated as a result of the presence of such supervisory or management personnel. Direct Joint Contract Expenses do not include any allocation of overhead expenses pertaining to the operation of IHS or any of its subsidiaries as a whole, including without limitation, Symphony Rehab and Buyer. Except as otherwise expressly set forth in this clause (i), Aggregate Joint Contract EBITDA, Net Joint Contract Revenues and Direct Joint Contract Expenses shall be determined in accordance with GAAP. For purposes of this Agreement, the term "JOINT CONTRACT" means any Provider Contract with any or all of the three
(3) Health Dimensions, Inc. facilities listed on Schedule 2.5(d) - A hereto (the "HDI JOINT CONTRACTS") and each Provider Contract that is entered into after the Closing Date with respect to the provision of Services in the States of Minnesota or North Dakota and each Provider Contract entered into after the Closing Date with Good Samaritan or Walker

(other than RDI Prospective Contracts and Existing Contracts), excluding the following: (1) the Existing Contracts; (2) each of the Provider Contracts to which IHS or any of its subsidiaries is a party immediately prior to the Closing; (3) each Provider Contract with any of the facilities identified on
Schedule 2.5(d)-1 hereto (other than the HDI Joint Contracts) with respect to which a binding written agreement (or a written letter of intent to enter into a binding written agreement) is executed and delivered by the parties thereto within forty-five (45) days after the Closing Date (the "IHS PROSPECTIVE FACILITIES"); (4) each Provider Contract with any of the facilities identified on Schedule 2.5(d)-2 hereto with respect to which a binding written agreement (or a written letter of intent to enter into a binding written agreement) is executed and delivered by the parties thereto within forty-five (45) days after the Closing Date (the "RDI PROSPECTIVE FACILITIES"); (5) each Provider Contract that is acquired after the Closing Date pursuant to an acquisition of the capital stock or assets of any business, or pursuant to any similar transaction (including acquisitions by way of mergers or employment agreement purchases); and (6) any renewal, modification, restatement, amendment or replacement of any of such foregoing excluded Provider Contracts. Sellers may include prospective Provider Contracts with Good Samaritan or Walker Facilities for Services not located in Minnesota or North Dakota on Schedule 2.5(d)-2 on the additional condition that such Provider Contracts will become Existing Contracts only if Buyer will provide all of the Services under such Provider Contracts for such facilities. Upon Closing, Buyer shall deliver to Sellers a list, including the names and addresses of the other parties thereto, of each Provider Contract for Services in the States of Minnesota or North Dakota to which IHS or any of its subsidiaries is a party immediately prior to the Closing.

                                    (II) For  purposes  of this  Agreement,  the
term "EXISTING CONTRACT EBITDA" for the Determination Period shall mean the result (without duplication) of the following items that are attributable for the Determination Period: (u) the Net Existing Contract Revenues (hereinafter defined), minus (v) all Direct Existing Contract Expenses attributable to the Existing Contracts, minus (w) a reserve for doubtful accounts (including Post-closing Reimbursement Liabilities) with respect to the Net Existing Contract Revenues, minus (x) all indirect expenses of Buyer, minus (y) fifty percent (50%) of all Synergy Savings (defined below), plus (z) fifty percent (50%) the amount of all Buyer Synergy Savings (as defined below). "NET EXISTING CONTRACT REVENUES" shall mean all amounts billed (as adjusted for rate changes, discounts given and contractual allowances with respect to the Services provided) with respect to bona fide Services provided pursuant to Existing Contracts during the Determination Period. "DIRECT EXISTING CONTRACT EXPENSES" means expenses that can be identified specifically with, or traced to delivery of, Services provided pursuant to Existing Contracts during such Determination Period, including without limitation, compensation of supervisory and management personnel to the extent revenues attributable to an Existing Contract are generated as a result of the presence of such supervisory or management personnel. Direct Existing Contract Expenses and indirect expenses of Buyer do not include any allocation of expenses pertaining to the operation of IHS or any of its subsidiaries as a whole (other than allocations of Buyer expenses), including without limitation, Symphony Rehab, except to the extent created by Synergy Savings. "SYNERGY SAVINGS" shall mean the amount by which any expense, including indirect expenses of Buyer, reflected in the Existing Contract EBITDA for the Determination Period shall be reduced by reason of any services, assets or resources provided to the Business by IHS or any of its subsidiaries or affiliates (other than Buyer). Except as otherwise expressly set forth in this clause (ii), Existing Contract EBITDA, Net Existing Contract Revenues, Direct Existing Contract Expenses and Synergy Savings shall be determined in accordance with GAAP. For purposes of this Agreement, the term "EXISTING CONTRACT" means each Designated Provider Contract (other than the HDI Joint Contracts), each Provider Contract with any RDI Prospective Facility (subject to the time limits and, in the case of applicable Good Samaritan and Walker Facilities, the other conditions, set forth in clause (i) above), and any renewal, modification, restatement, amendment or replacement of any of such Existing Contracts by Buyer, IHS or any of its other subsidiaries.

                                    (III) To the extent after  determination  of
the One Year EBITDA it shall be discovered that the reserve for any Reimbursement Liability used in determining Aggregate Joint Contract EBITDA or Existing Contract EBITDA shall have been greater or lesser than the amount of the actual Post-closing Reimbursement Liability, then the amount of the reduction of the Purchase Price required by this Section 2.5 shall be recalculated using the correct amount of the Post-closing Reimbursement Liability, and promptly thereafter Sellers on the one hand, or Buyer on the other hand, shall make to the other any payment required by such adjustment; subject, however, to the limitations on the Purchase Price and Purchase Price reductions set forth in subsection (a) above If there shall be any claim for any such Post-closing Reimbursement Liability, Buyer will contest or appeal such claim (using at least the same standard of care as it would apply to contests or appeals with respect to reimbursement liabilities in general) in accordance with the procedures set forth in Buyer's manual; provided, however, that if there shall be no procedure set forth in Buyer's manual with respect to any type of Post-closing Reimbursement Liability, then Buyer shall diligently pursue such appeal in good faith. Buyer may, in its sole and absolute discretion, at any time discontinue any such contest or appeal prior to the final determination thereof after all administrative appeals shall have been taken (a "FINAL DETERMINATION"); provided, however, that if Buyer intends to discontinue any such appeal or contest prior to Final Determination, then Buyer must provide Sellers with reasonably prior written notice of such intent and of the current status of the appeal or contest, and upon request of Sellers, Buyer shall assign to Sellers all of its right, title and interest to contest and appeal such Post-Closing Reimbursement Liability on behalf of and in the name of Buyer; it being understood, however, that any recovery with respect to any such Post-closing Reimbursement Liability shall belong to Buyer (other than Sellers' pro rata share of any attorney fees and costs recovered in connection with such appeal). Buyer may, in its sole discretion, elect not to so assign any of its right, title and interest to contest and appeal any such Post-closing Reimbursement Liability, in which case, the otherwise appealable or contestable portion thereof shall not reduce the One Year EBITDA.

                                    (IV)  If  there   shall  be  a  proposal  by
Symphony Rehab, Buyer or any Shareholder or Favilla to use any services, assets or resources of Buyer for the benefit of Symphony Rehab, then the person or entity making such proposal shall notify the President of Symphony Rehab, on the one hand, or one of the Shareholders or Favilla, on the other hand, of such proposal. The parties shall, prior to any implementation of such proposal, promptly meet in good faith to determine if and how any savings to Symphony Rehab arising out of such use ("BUYER SYNERGY SAVINGS") will be included in the calculation of One Year EBITDA.

                                    (V)  During  the  Determination  Period  and
until final determination of the EBITDA Calculation, after all objection, resolution or Settlement Accountant determination periods have elapsed, IHS and its subsidiaries shall permit Sellers and their authorized representatives (including legal counsel and accountants) to have access (upon reasonable notice and during normal business hours) to their books and records to the extent reasonably necessary to arrive at the final determination of the EBITDA Calculation. Such access shall be subject to restrictions substantially similar to those set forth in Section 10.3 hereof. Such books and records shall contain full and correct entries in all material respects of all dealings and transactions affecting the One Year EBITDA. In addition, Symphony Rehab and Buyer shall furnish to Sellers copies of: (A) a profit and loss statement with respect to the

Existing Contracts and the Joint Contracts (individually and in the aggregate) for each calendar month and for the portion of the Determination Period ending on the last date of calendar month then ended (as soon as available and in any event within 30 days after the end of each calendar month during the Determination Period); (B) an accounts receivable aging report (showing billing and cash receipts) with respect to each account receivable arising out of any Existing Contract or Joint Contract (as soon as available and in any event within 30 days after the end of each calendar month during the Determination Period); and (C) a preliminary statement of Net Joint Contract Revenues, Direct Joint Contract Expenses, reserve accruals for Joint Contracts, and Synergy
Savings (if any) and Buyer Synergy Savings (if any), in the aggregate and by Joint Contract for the quarterly fiscal period then ended (as soon as available and in any event within 30 days after the end of each of the quarterly periods (ending on successive three month periods) during the Determination Period). All of the foregoing reports shall be in reasonable detail and shall be certified by Symphony Rehab to be its best good faith estimate thereof.

                                    (VI) During the Determination  Period, Buyer
and the Joint Contracts shall be reasonably operated by Symphony Rehab so as not to divert earnings to periods after the Determination Period or to incur expenses during the Determination Period in an effort to reduce the One Year EBITDA, and such business shall be operated in the ordinary course not inconsistent with past practice, except as may be necessary to address clinical or ethical requirements or as required by prudent business practice. Moreover, the President of Symphony Rehab shall regularly consult with and seek the input of, and shall be reasonably accessible to, the Shareholders and Favilla with respect to the operation of Buyer and the Joint Contracts. Without limiting the foregoing, the Shareholders and Favilla shall be notified a reasonable amount of time in advance of any material planned action by Buyer or Symphony Rehab in connection with the operation of Buyer or the Joint Contracts that is not in the ordinary course of business not inconsistent with past practice, and if such action is then taken over the written objection of any two of the following individuals: (x) either or both Shareholders and/or (y) Favilla on the basis that such action is not in the ordinary course of business and may have a material adverse effect on the One Year EBITDA (such writing to set forth in reasonable detail the basis of such objection), then the parties shall negotiate in good faith to appropriately adjust the determination of the One Year EBITDA to take into account the merits of such objection, and if the parties are unable to arrive at such an adjustment, then the adjustment, if any, shall be determined by the Settlement Accountants in accordance with Section 2.5(b) above; it being understood that the Settlement Accountants shall be directed to determine the amount of the adjustment based on what the One Year EBITDA likely would have been had such action not been taken.

                             ARTICLE III:THE CLOSING

                  3.1      TIME AND PLACE OF CLOSING.

                           (A) The closing (the  "CLOSING") of the  transactions
contemplated by this Agreement shall take place by mail through escrow arrangements satisfactory to the parties hereto on the day that is one business day after all of the conditions to closing set forth in this Agreement shall have been satisfied or waived, but, subject to Sections 8.14 and 9.9 below, in no event later than June 20, 1997, or at such other time and place upon which the parties may agree. The date on which the Closing is held is hereinafter referred to as the "CLOSING DATE."

                           (B) If prior to or on the Closing  Date,  Buyer shall
have the right to terminate this Agreement by reason of the occurrence of any of the events specified in Section 1.3(b), then Buyer and Sellers may, but shall not be required to, extend the Closing Date for up to an additional sixty (60) days to provide time to obtain the consents or approvals contemplated thereby.


   ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE SHAREHOLDERS

                  For purposes of any representation, warranty or certification made in or pursuant to this Agreement, the Group's knowledge shall be deemed to include the knowledge of Favilla. Sellers and the Shareholders hereby jointly and severally represent and warrant as follows:

                  4.1      ORGANIZATION AND STANDING; SUBSIDIARIES.

                           (A) Each  Seller  is a  corporation  duly  organized,
validly existing and in good standing under the laws of the State of Minnesota. Copies of each such corporation's Certificate of Incorporation and By-laws and all amendments thereof to date, have been delivered to Buyer, and are complete and correct. Each such corporation has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it. Each such corporation is qualified (or is in the process of qualifying to, and prior to the Closing, will be qualified) to do business as a foreign corporation in each state where the ownership of its assets or the conduct of its business makes such qualification necessary.

                           (B) Except as set forth on Schedule 4.1(b), no Seller
has any equity interest or investment in any other corporation, limited liability company, partnership, joint venture or other entity or association.
Schedule 4.1(b) sets forth a complete list of all subsidiaries, joint ventures and partnerships in which any Seller is the record or beneficial owner of five (5%) percent or more of the equity interest. All of the issued and outstanding capital stock or other equity interest of the entities, if any, listed on
Schedule 4.1(b) hereto is owned of record and beneficially by the listed Seller or by one of the listed wholly-owned subsidiaries except as listed on Schedule 4.1(b).

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

                  4.2      AUTHORITY.

                           (A) Each  Seller  has the full  corporate  power  and
authority to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto, and the other agreements, instruments, certificates and documents required or contemplated hereby or thereby to be executed or delivered by it, (collectively the "SELLER TRANSACTION DOCUMENTS") and all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of each Seller, its shareholders and all necessary consents of holders of indebtedness of each Seller have been obtained or will be obtained on or prior to Closing.

                           (B) Each  Shareholder  has the full  legal  power and
capacity to make, execute, deliver and perform this Agreement including all applicable Schedules and Exhibits hereto, and the other agreements, instruments, certificates and documents required or contemplated hereby or thereby to be executed or delivered by him or her ("SHAREHOLDER TRANSACTION DOCUMENTS", and collectively with the Seller Transaction Documents, the "GROUP TRANSACTION DOCUMENTS"), and all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been or will be made in the exercise of each such Shareholder's free will and volition, and any necessary consents of holders of indebtedness of such Shareholders have been obtained or will be obtained on or prior to Closing.

                  4.3 BINDING EFFECT. This Agreement and the Group Transaction Documents executed by any Seller or Shareholder constitute the legal, valid and binding obligations of such Seller or such Shareholder, as the case may be, enforceable against it, him or her, as the case may be, in accordance with their respective terms.

                  4.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Group Transaction Documents by any Group Participant nor the performance by any Group Participant of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) in the case of each Seller, its Articles of Incorporation or By-laws; or (b) any judgment, order, writ, injunction, or decree of any court applicable to any Group Participant; or
(c) any applicable laws, ordinances, orders, rules or regulations ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, administrator, court, commission, department, instrumentality, body or other authority having jurisdiction over it, him or her ("GOVERNMENTAL AUTHORITIES"); or (d) any agreement, indenture, contract or instrument to which any Group Participant is now a party or by which any of them or any of the Assets is bound.

                  4.5 CONSENTS. Except as set forth on Schedule 4.5 and Schedule 4.10, no authorization, consent, approval, license, exemption by filing or registration with any Governmental Authority, is or will be necessary in connection with any Group Participant's entry into, execution, delivery and performance of this Agreement or any of the Group Transaction Documents, or for the consummation of the transactions contemplated hereby and thereby.

                  4.6 SCHEDULE OF ASSETS AND  PROPERTIES.  Set forth on Schedule
4.6 are complete and accurate lists of all of the following items of Assets to the extent material as of the date of this Agreement as follows:

                           (A) all  machinery,  vehicles and  equipment,  office
equipment, furniture and supplies owned or leased by either Seller and any other items of personal property (not otherwise set forth on a schedule hereto) that comprise or are otherwise used by either Seller in connection with any part of the Business; and

                           (B)   all   patents,   trademarks,   service   marks,
copyrights, or applications for any of the same, franchises, rights and other authorizations (other than consents as set forth on Schedule 4.5 and Licenses as set forth on Schedule 4.10 hereof), if any, and any other item of intellectual property owned, possessed or used by either Seller or any other person in the operation of any of the Business, other than Bethoughtful Assets and the assets of Dynamic (the "PROPRIETARY RIGHTS"). Schedule 4.6 sets forth any of the foregoing items which have been registered under any state or federal statute. All of the Proprietary Rights of Seller are fully and freely assignable by it, and are free and clear of all Liens.

                  4.7      CONTRACTS.

                           (A) Schedule 4.7(b) sets forth a complete and correct
list of all material agreements, leases, contracts and commitments whether written or oral, relating to the Business or to which either Seller is a party or by which any Seller or any of the Assets are bound (the "CONTRACTS"). For purposes of this Agreement, unwritten "at will" employment agreements with individual employees shall not be deemed to be Contracts. The Group has delivered, or prior to Closing will deliver, to Buyer true, complete and correct copies of each written Contract and a written description of each oral Contract. The Contracts were entered into and require performance in the ordinary course of business and are in full force and effect. Except as set forth on Schedule 4.7(b), no Seller is in default under any Contract, and, except as set forth on
Schedule 4.7(b), there has not been asserted, either by or against any Seller under any Contract, any notice (written or oral) of default, set-off or claim of default. Except as set forth on Schedule 4.7(b), to the knowledge of the Group, the parties to the Contracts other than Sellers are not in default of any of their respective obligations under any of the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Contract except for past due accounts receivable due to Sellers as set forth on the aged accounts receivables listing attached hereto as Schedule 4.7(b), which listing is true and complete as of the date that is ten (10) days prior to the date hereof.
Schedule 4.7(b) lists all amounts payable or receivable under each of the Contracts as of the date hereof, and such Schedule 4.7(b) will at the Closing Date, be revised to be true as of such Closing Date. Except as set forth in
Schedule 4.7(b), the Contracts are freely and fully assignable to Buyer without the consent of the remaining parties thereto. Except as set forth on Schedule 4.7(b), no Group Participant has received notice (oral or written) or has knowledge that any of the Contracts will be terminated within ninety (90) days from the Closing Date by any party thereto pursuant to any provision thereof permitting any such party to terminate such Contract with or without cause.

                           (B) Except as listed in Schedule 4.7(b), no Seller is
a party to or liable in connection with and no Seller has granted any written or express, oral or implied:

                                    (I) contract,  agreement or  commitment  for
the employment or retention of, or collective bargaining, severance or termination of or with, any director, officer, employee, consultant or agent or group of employees or any non-competition, confidentiality or similar agreement with any such person or persons;

                                    (II) agreement or  arrangement  for the sale
of any of its assets, property or rights outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by sale of assets, sale of stock, merger or otherwise);

                                    (III) contract which contains any provisions
requiring either Seller to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity or that requires any person or entity to indemnify any other person or entity for any obligation of any Seller or to guaranty or act as a surety for any other person or entity;

                                    (IV) agreement restricting any Seller or any
other person or entity from conducting business anywhere in the world for any period of time or restricting its, his or her use or disclosure of any confidential or proprietary information;

                                    (V) partnership, joint venture or management
contract or similar arrangement or agreement which involves a right to share profits or future payments with respect to the business of either Seller or any portion thereof or the business of any other person or entity;

                                    (VI)  agreement  with any nursing home,  day
activity center, assisted living unit, hospital, home care or outpatient clinic, or other facility with respect to the provision of Rehab Services or Restorative Services to patients or residents ("PROVIDER CONTRACTS");

                                    (VII)   licensing,    distributor,   dealer,
franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment; or

                                    (VIII)  agreement,  other  than a lease  set
forth in a Provider Contract, granting a leasehold or other interest in real property (the "LEASES");

                                    (IX)   profit   sharing,    thrift,   bonus,
incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement hospitalization, insurance or other similar plan, agreement or arrangement applicable to any employee, consultant or agent to Seller not covered by clause (i) above;

                                    (X)  contract,  agreement,  lease,  license,
understanding or arrangement with the Bethoughtful Division or Dynamic; or

                                    (XI)  except  as set  forth in  clauses  (i)
through and including (x) above, agreement not made in the ordinary and normal course of business and consistent with past practice or involving consideration in excess of $25,000 except as set forth in Schedule 4.17.

                  4.8      FINANCIAL STATEMENTS.

                           (A) (I) Attached hereto as Schedule 4.8(a)(i) are the
unaudited consolidated financial statements of Sellers for the fiscal years ending December 31, 1994, the audited consolidated financial statements of Sellers for the fiscal year ending December 31, 1995, and the unaudited consolidated financial statements of Sellers for the fiscal year ending December 31, 1996, and the unaudited consolidated financial statements of Sellers for each month, commencing with the month beginning January 1, 1996 and ending on March 31, 1997 (the "FINANCIAL STATEMENTS"). The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of Sellers on a consolidated basis as, at and for the periods therein specified and were prepared in accordance with GAAP except as expressly set forth on Schedule 4.8
(a)(i). The books of account of each Seller from which the Financial Statements were prepared accurately and in all material respects reflect all of the items of income and expense, assets, liabilities and accruals of Sellers on a consolidated basis. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

                                    (II) Attached hereto as Schedule  4.8(a)(ii)
are the unaudited consolidated financial statements of Sellers for each fiscal month beginning June 1, 1996 and ending on March 31, 1997, in each case, adjusted to exclude therefrom the results of operations and the effect of the Bethoughtful Division and Dynamic Interest (the "ADJUSTED FINANCIAL
STATEMENTS"). The Adjusted Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of Sellers on a consolidated basis after adjustment to exclude the results of operations and the effect of the Bethoughtful Division and Dynamic Interest as, at and for the periods therein specified and were prepared in accordance with GAAP except as expressly set forth on Schedule 4.8(a)(ii).

                           (B)  The   unaudited   consolidated   balance   sheet
contained in the Financial Statements as at December 31, 1996 (the "BALANCE SHEET") reflects all liabilities as of the date thereof, and no Seller has any Liabilities that are not reflected thereon, except for such current Liabilities as have been incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and Liabilities listed on Schedule 4.8(b). To the best knowledge of the Group, except as disclosed on Schedule 4.8(b), there is no basis for the assertion against either Seller of any Liability of any nature or in any amount (other than current or scheduled Liabilities as aforesaid) not fully reflected or reserved against in the Balance Sheet.

                  4.9 MATERIAL CHANGES. Except as noted on Schedule 4.9 or as expressly noted as such on Schedule 4.19 hereto, between the date of the Balance Sheet and the date hereof there has not been any material adverse change in the condition (financial or otherwise), of the assets (taken as a whole), properties or operations of either Seller, and each Seller has conducted its business only in the normal course, consistent with past practice.

                  4.10 LICENSES; PERMITS; CERTIFICATES OF NEED. Schedule 4.10 sets forth a description of (a) each license and all other permits and approvals of Governmental Authorities relating to the operation of any part of the Business heretofore obtained and that is now in effect, including, without limitation, certifications for participation or enrollment in, and all provider contracts and numbers with respect to, all Medicare and Medicaid programs and other third party reimbursement sources, and all other approvals required for capital reimbursement; and (b) each other license, permit, easement, right or other authorization that is necessary for the operation of any part of the Business (collectively, the "LICENSES"). Seller has delivered to Buyer true, correct and complete copies of all of the Licenses and the applications therefor. Schedule 4.10 also sets forth a description of each accreditation of the Business, copies of which Sellers have delivered to Buyer. Sellers or, to the extent described on Schedule 4.10, Sellers' employees, own, possess or have the legal right to use the Licenses, free and clear of all Liens other than as set forth on Schedule 4.10. No Seller, and no licensed employee of any Seller, is in default under, and no Seller has received any notice of any claim or default or any other claim or proceeding relating to, any such License. The Sellers are fully and completely licensed by all appropriate Governmental Authorities to carry on all aspects of the Business. Except to the extent described on Schedule 4.10, no shareholder, director or officer, employee or former employee of either Seller, or any other person, firm or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any such License owned, possessed or used in the operation of any aspect of the Business.

                  4.11     TITLE, CONDITION TO PERSONAL PROPERTY.

                           (A)  Except  as  otherwise   specifically  set  forth
herein, each Seller has good and marketable title to all of the personal property comprising the Assets, subject to no liens, claims, security interests, mortgages, pledges, charges, easements, rights of setoff, restraints on transfers, restrictions on use, options, conditional sale agreements, subleases, sublicenses and encumbrances of any kind or nature whatsoever, other than Permitted Liens ("LIENS"). Except for Permitted Liens, no person other than the applicable Seller has any right to the use or possession of any of such property, and, except as set forth on Schedule 4.11(a), no currently effective financing statement with respect to such personal property has been filed in any jurisdiction, and, except as set forth on Schedule 4.11(a), no Seller has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such
                                       28
financing statement. Except with respect to Permitted Liens, all such financing statements will be removed at or prior to Closing. Since its formation, each Seller has conducted its business activities only under the corporation and/or trade names set forth in Section 1.1 hereto. All of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned or leased, is in good operating condition and repair except for normal wear and tear in the ordinary course of business, and is functioning in the manner and for the purpose for which it was intended and is in compliance with (and the operation thereof is in compliance with) all applicable Governmental Requirements. The Assets, including without limitation, the personal property referred to above, the inventory included therein, and the Leased Properties, Contracts, Proprietary Rights and Sellers' Medicare and Medicaid certification and provider numbers are sufficient and suitable to enable Buyer to operate the Business in the ordinary and usual manner as conducted by Sellers.

                           (B) "PERMITTED LIENS" means:

                                    (I) each  lien or  encumbrance  set forth on
Schedule 4.11(b) hereto;

                                    (II) carriers',  warehouseman's,  mechanics,
materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days;

                                    (III) deposits to secure the  performance of
bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets and shall not exceed $15,000 in any one case, or $75,000 in the aggregate; and

                                    (IV) pledges or deposits in connection  with
worker's  compensation,   unemployment  insurance,  and  other  social  security
legislation.

                           (C)  Except  as set  forth on  Schedule  4.11(c),  no
tangible personal property used by any Seller in connection with the operation of the Business is subject to a lease, conditional sale, or similar arrangement.
Schedule 4.11(c) sets forth a true, complete and correct copy of each of the personal property leases relating to the Business as to which any Seller is a party (together with all modifications or amendments thereto), the annual rental and unexpired lease term thereby and all the information set forth thereon is true, complete and correct.

                  4.12     TITLE, CONDITION OF THE LEASED PROPERTIES.

                           (A) No Seller owns any real  property  or, other than
the Leases, has a leasehold or other interest in any real property. The applicable Seller has a valid leasehold interest, free and clear of all Liens, in each of the properties covered by the Leases (the "LEASED PROPERTIES").

                           (B) Except as set forth on  Schedule  4.12(b),  there
are no leases, subleases or other agreements of any Seller as lessor or sublessor, granting any third party the right to use or occupy any of the Leased Properties and, except as set forth on Schedule 4.12(b), to the knowledge of the Group, no person, firm or entity has any ownership interest (other than the landlord thereunder) or option or right of first refusal to acquire any ownership interest in any of the Leased Properties.

                           (C) The  operations  and use by  each  Seller  of the
buildings and other improvements comprising any of the Leased Properties (the "IMPROVEMENTS") comply with and do not violate in any material respect the applicable lease or any zoning, building or similar law, ordinance, order or regulation or any statement of occupancy issued for or in respect of the Business. There has been no violation by either Seller or, to the Group's knowledge, any of their predessors-in-interest, of any Governmental Requirement affecting any of the Leased Properties and no written notice of any such violation has been issued by any Governmental Authority. To the Group's knowledge, the Improvements and all of their systems, including without limitation, the heating, ventilating and air condition systems, and the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order (except for normal wear and tear which has not had a material adverse effect on the condition thereof), and have passed all previous safety and/or licensing inspections.

                  4.13 LEGAL PROCEEDINGS. Other than as set forth on Schedule 4.13, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the Group's knowledge, threatened or contemplated, nor, to the Group's knowledge, is there any basis therefor, against or affecting either Seller or any of the Assets or either Seller's rights therein or the ability of any Group Participant to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind, including, without limitation, any of the foregoing relating to the infringement of proprietary rights. No Participant of the Group has received any requests for information with respect to the transactions contemplated hereby from any Governmental Authority.

                  4.14 EMPLOYEES. Schedule 4.7(b) and Schedule 4.14 together contain a true, complete and correct list of the name, position, current rate of compensation and any vacation or holiday pay, sick pay, personal leave and any other compensation arrangements or fringe benefits, of each current employee, consultant and agent of Seller (together with a description of any specific arrangements or rights concerning such persons that are not reflected in any agreement or document referred to in Schedule 4.7(b). Each Seller is in compliance with all Governmental Requirements applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.7(b), including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such employee, consultant or commission agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 4.7(b). The Balance Sheet contains an adequate reserve for vacation, sick leave, severance and all other employee-related accruals.

                  4.15 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES, ETC. During the two (2) years prior to the Closing Date, there has been, to the knowledge of the Group, no material adverse change in the relationship between either Seller and any two or more employees acting together materially affecting either Seller, nor has there been any strike or labor disturbance by any of such employees affecting the Business and there is no indication that such a change, strike or labor disturbance is likely. No employees of either Seller are represented by any labor union or similar organization in connection with their employment by or relationship with, any Seller, and to the Group's knowledge there are no pending or threatened activities the purpose of which is to achieve such representation of all or some of such employees. To the Group's knowledge there are no threats of strikes, work stoppages or pending grievances by any past or present employees of either Seller that could have a material adverse effect on the operations of the Business or the financial condition of either Seller. Except as set forth on
Schedule 4.15, no Seller has any collective bargaining or other labor contracts.

                  4.16 ERISA. No Seller maintains or makes contributions to and no Seller has at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of ERISA. No Seller maintains or makes contributions to or has at any time in the past maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "MULTI-EMPLOYER ACT").

                  4.17 INSURANCE AND SURETY AGREEMENTS. Schedule 4.17 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by any Seller or otherwise in force and providing coverage for the Business or any of the Leased Properties or Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by any Seller or otherwise in force and relating to the Business or any of the Leased Properties or Assets, including a brief description of the character of the bond or agreement, the name of the surety or the indemnifying party. Schedule 4.17 sets forth a certificate of insurance for each such insurance policy, and true and complete copies of each such insurance policy have been delivered to Buyer. Schedule 4.17 also sets forth a description of any claims made thereunder during the past two years. Such policies are owned by Sellers, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 4.17 are, and through the Closing Date shall remain, in full force and effect. No Seller has been advised by any of its insurance carriers of an intention to terminate or modify any such policies or materially increase the premiums under any such policies.

                  4.18 RELATIONSHIPS. Except as disclosed on Schedule 4.18, no officer, director or employee of either Seller, no Shareholder, no member of any Shareholder's immediate family, and no person or entity which is controlled by, under common control with or controlling any of them (each, an "AFFILIATE") has, and at no time within the last two (2) years, while having such status as an Affiliate, has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business.

                  4.19  ABSENCE  OF  CERTAIN  EVENTS.  Except  as set  forth  on
Schedule 4.9 or Schedule 4.19, since the date of the Balance Sheet, no Seller has:

                           (A) sold, assigned, transferred or disposed of any of
its assets or properties, except in the ordinary course of business consistent with past practice and replaced with Assets (other than Contracts) of at least the same quality, type and quantity having an aggregate value at least equal to the aggregate value of the items sold or otherwise disposed of;

                           (B)  mortgaged,  pledged or  subjected to any Lien of
any nature whatsoever any of the other than Permitted Liens;

                           (C)  sold  or  assigned,  or  made  or  suffered  any
termination of, any Contract, or made or suffered any amendment of any Contract except for amendments of Contracts made in the ordinary course of business consistent with past practice and which would not affect earnings in excess of five percent (5%) of the revenues under such Contract or otherwise be material, and no Seller has received notice (written or oral) or has knowledge that any Contract has been terminated or will be terminated or modified or amended (as aforesaid);

                           (D)  except  in  the  ordinary  course  of  business,
consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

                           (E) discharged or satisfied any Lien or  encumbrance,
or paid any material Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or risk of loss to any Seller or its Business or the Assets;

                           (F)  incurred  any   Liabilities   other  than  trade
payables and other operating liabilities which would be reflected on the date incurred as current liabilities on a balance sheet of the applicable Seller in accordance with GAAP, in each case in the ordinary course of business consistent with past practice;

                           (G) changed any of the accounting principles followed
by it or the methods of applying such principles;

                           (H) canceled,  modified or waived any debts or claims
held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business; or

                           (I) except as disclosed in a written notice to Buyers
as of the date hereof, declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of any shareholder interest or other securities, or redeemed or
                                       32
repurchased or agreed to redeem or repurchase any shareholder interest or other securities, or made any payment to any Affiliate except for payments of compensation in the ordinary course of business consistent with past practice and disclosed to Buyer as such;

                           (J)  failed to  collect,  withhold  and/or pay to any
proper governmental agency or authority, any federal, state or local income, franchise, sales, use, withholding or similar tax required by applicable law to be so collected, withheld and/or paid;

                           (K)  instituted,  settled  or agreed  to  settle  any
litigation, action or proceeding before any court or governmental body relating to it or its property or received any threat thereof which could have or has had a materially adverse effect on either Seller's condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects; or

                           (L) entered into any material  transaction other than
in the ordinary course of business consistent with past practice.

                  4.20     COMPLIANCE WITH LAWS.

                           (A) Except as set forth on Schedule 4.20, each Seller
is in compliance with all Governmental Requirements applicable to any or all of it, its Assets and the operation of the Business. No Seller has received any claim or notice that any of the Leased Properties or Assets is not in compliance with any applicable Governmental Requirements. The Group shall report to Buyer, within five (5) days after its receipt thereof, any written or oral claims or notices that any of the Leased Properties or Assets are not in compliance with any of the foregoing. The Business does not in any aspect constitute the practice of medicine or any other regulated industry that a corporation may not conduct in any state in which any Seller conducts business.

                           (B) At all times,  each Seller has  complied,  and is
complying in all respects with all environmental and related Governmental Requirements applicable to it, its Leased Properties, all other real properties used by it in the operation of the Business, and its Assets, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "ENVIRONMENTAL LAWS"). The foregoing representation and warranty applies to all aspects of the operation of the Business and the use and ownership of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance or (including Medical Waste) and petroleum products, material or waste whether performed on any of the Leased Properties or at any other location. No notice from any Governmental Authority has ever been served upon either Seller, or any of its agents or representatives claiming any violation of any Environmental Law, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with any of such properties in order to comply with any Environmental Law.

                  4.21     TAX RETURNS.

                           (A) Except as set forth in Schedule 4.21(a),  (i) all
Tax (as defined below) returns, statements, reports and forms required to be filed with any Governmental Authority on or before the Closing Date by or on behalf of each Seller (collectively, the "RETURNS"), have been or will be filed on or before the Closing Date in accordance with all applicable Government Requirements, and true and complete copies of all Returns with respect to income or sales or use for any period during the three-year period ending on the date hereof have been delivered to Buyer; (ii) as of the time of filing, the Returns correctly reflected or will correctly reflect the material facts regarding the income, business, assets, operations, activities and status of each Seller and any other information required to be shown therein; and (iii) each Seller has timely paid all Taxes other than as are being protested by Sellers in good faith and as are described on Schedule 4.21(a).

                           (B) "TAX" (including,  with correlative  meaning, the
terms "TAXES" and "TAXABLE") means any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority.

                  4.22 ENCUMBRANCES CREATED BY THIS AGREEMENT. Except as set forth on Schedule 4.22, neither the execution and delivery of this Agreement nor the execution and delivery of any of the Group Transaction Documents creates, and the consummation of the transactions contemplated hereby or thereby will not create, any Liens on any of the Assets in favor of third parties.

                  4.23 QUESTIONABLE PAYMENTS. No Seller, no shareholder, director, officer, controlling person or employee of either Seller, and no Affiliate of any Seller, (a) has used any corporate funds of either Seller to make any illegal or unlawful payment to any officer, employee, representative, agent of any government, or to any political party or official thereof, including, without limitation, any of same that would violate the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received any illegal payment, bribe, kickback, political contribution or other similar payment in consideration for or to induce any referrals or recommendations.

                  4.24 REIMBURSEMENT MATTERS. Except as disclosed on Schedule 4.24, (a) no Seller and, to the Group's knowledge, no nursing home, hospital or other facility with respect to which either Seller provides services has received any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by either Seller, (b) to the Group's knowledge, there is no valid basis for any such denial or recoupment claim, and (c) no Seller and, to the Group's knowledge, no nursing home, hospital or other facility with respect to which either Seller provides services has received notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys specifically with respect to, or arising out of, products or services provided by either Seller, and to the Group's knowledge, no such investigation or survey is pending, threatened or imminent. Attached hereto as Schedule 4.24 are true, correct and complete copies of all Medicare cost reports relating to the Business submitted for the last three (3) full reporting periods ending on December 31, 1993, 1994 and 1995, and a copy of the estimated annual cost report for the cost report period ending December 31, 1996, and if one has been prepared, the estimated interim quarterly cost report prepared internally for the first fiscal quarter of 1997. The information contained in such reports is true, correct and complete in all respects, and with respect to the report for the period ending December 31, 1996 and, if applicable, the first fiscal quarter of 1997 is true, correct and complete to the best knowledge of the Group Participants and is subject to further adjustments before final submission. Except as described on Schedule 4.24, each such Medicare cost report was timely filed with the appropriate Governmental Authority.

                  4.25 QUESTIONNAIRE. The healthcare law questionnaire heretofore delivered to Sellers by Buyer (the "QUESTIONNAIRE") and attached hereto as Exhibit 4.25 has been fully and accurately completed and will not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to such Questionnaire materially misleading.

                  4.26 RSI AGREEMENT. Sellers have satisfied (and as of the Closing Date will have satisfied) in full all of their obligations to the other parties to the RSI Documents (the "RSI SELLERS") arising out of the RSI Documents that are due or are to be performed on or prior to the date hereof (or the Closing Date, as the case may be) other than as set forth on Schedule 4.26 hereto, Sellers have not breached any of their representations or warranties or covenants arising out of any of the RSI Documents, and the RSI Sellers have not, to the Group's knowledge breached any of their representations, warranties or covenants under any RSI Document. Attached hereto as Exhibit 4.26 is a true and complete copy of the RSI Agreement and each other RSI Document. The transactions contemplated by the RSI Documents are in compliance with all applicable Governmental Requirements.

                  4.27 FINDERS. No broker or finder has acted for any Group Participant in connection with the transactions contemplated by this Agreement other than RDI Group (the "Broker"), and other than the Broker, no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Participant of the Group.

           ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER AND IHS

                  Buyer and IHS, jointly and severally, represent and warrant to the Group as follows:

                  5.1 ORGANIZATION AND STANDING. Each of Buyer and IHS has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware. Each such corporation has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it. Each such corporation is qualified (or is in the process of qualifying to, and prior to the Closing will be qualified) to do business as a foreign corporation in each state where the ownership of its assets or the conduct of its business makes such qualification necessary.

                  5.2 POWER AND AUTHORITY. Each of IHS and Buyer has the corporate power and authority to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto and all of the transactions contemplated hereby and thereby and all of the instruments and agreements required to be delivered by it to the Group at the Closing (collectively the "BUYER/IHS TRANSACTION DOCUMENTS") and all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of each such corporation, its shareholders and all necessary consents of holders of indebtedness of each such corporation have been obtained.

                  5.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by each of IHS and Buyer. This Agreement is, and when executed and delivered by Buyer or IHS, as the case may be, at the Closing, each of the Buyer/IHS Transaction Documents executed by Buyer or IHS, as the case may be, will be, the legal, valid and binding obligation of Buyer or IHS, as the case may be, enforceable against Buyer or IHS, as the case may be, in accordance with their respective terms.

                  5.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Buyer/IHS Transaction Documents by Buyer or IHS, as the case may be, nor the performance by Buyer or IHS, as the case may be, of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) the Articles of Incorporation or By-Laws of Buyer or IHS, as the case may be; or
(b) any applicable judgment, order, writ, injunction, or decree of any court; or
(c) any applicable Governmental Requirement of any Governmental Authorities;  or
(d) except as set forth on Schedule 5.4 hereto, any agreement, indenture, contract or instrument to which Buyer or IHS, as the case may be, is now a party or by which any of them or any of their respective assets are bound.

                  5.5 CONSENTS. Except as set forth on Schedule 4.5 or Schedule 5.5, no authorization, consent, approval, license, exemption by filing or registration with any Governmental Authority, is or will be necessary in connection with the entry by Buyer or IHS into, execution, delivery and performance of this Agreement or any of their respective Buyer/IHS Transaction Documents, or for the consummation of the transactions contemplated hereby and thereby.

                  5.6 SEC DOCUMENTS. IHS has furnished Sellers and the Shareholders with a correct and complete copy of its report on Form 10-K for its fiscal years ended December 31, 1996, its proxy statement prepared in connection with its annual meeting held on May 23, 1996, and each press release or other schedule or report required by it to be publicly disclosed or filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1997 (the "SEC DOCUMENTS"). As of their respective dates, none of the SEC Documents contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder. Since January 1, 1997, IHS has made all filings with the SEC and all public disclosures required to be made by it in accordance with the Exchange Act.

                  5.7 MATERIAL CHANGES. Except as noted on Schedule 5.7 hereto, between the date of the balance sheet included in the Form 10-K for the fiscal year ended December 31, 1996 and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise), of the assets, properties or operations of IHS.

                  5.8 IHS STOCK. Upon delivery to Sellers in accordance with the terms of this Agreement, each share of IHS Stock shall be duly authorized, validly issued, and nonassessable.


           ARTICLE VI: INFORMATION AND RECORDS CONCERNING THE SELLERS

                  6.1 ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of each Seller's financial and legal condition as Buyer deems necessary or advisable to familiarize itself with such Seller and/or matters relating to its history or operation. Each Seller shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to each Seller's books and records in the possession or under the effective control of any Group Participant upon reasonable notice and during normal business hours, and Seller will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to such Seller's products, services, operations and assets as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, each Seller's tax returns and related work papers since its inception (to the extent in the possession or control of any Group Participant on or after the date hereof) and each Seller shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time to enable Buyer and its representatives to investigate the affairs of each Seller and the accuracy of the representations and warranties made in this Agreement. Each Seller shall use its best efforts to cause Seller's accountants to cooperate with Buyer and to disclose and make available to Buyer all books and records and the results of audits relating to such Seller and to produce the working papers relating thereto. Sellers will, subject to mutually acceptable conditions and schedules, permit Buyer (or its representatives) to meet with and interview Seller's employees and representatives that are responsible for the responses to, or have information with respect to, the questions set forth on the Questionnaire.

              ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

                  7.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, each Seller shall maintain its existence and shall conduct its business in good faith and in the ordinary course consistent with past practice.

                  7.2 NEGATIVE COVENANTS OF SELLERS. Without the prior written approval of Buyer, which approval shall not be unreasonably withheld, no Seller shall between the date hereof and the Closing (or the earlier termination of this Agreement):

                           (A) cause or  permit  to occur  any of the  events or
occurrences described in Section 4.19 (Absence of Certain Events) of this Agreement; or

                           (B) dissolve or  reorganize,  or merge or consolidate
or enter into a share membership interest exchange with or into any other entity; or

                           (C) make any  change to its  by-laws or  articles  of
incorporation; or

                           (D)  sell  or  dispose  of  any  Assets   other  than
supplies, inventory and obsolete equipment sold, consumed or used in the usual and ordinary course of business and consistent with past practice; such Seller shall replace all items thus disposed of with Assets of at least the same quality, type and quantity having an aggregate value at least equal to the aggregate value of the items sold or otherwise disposed of; or

                           (E) perform, take or fail to take any action or incur
or permit to exist any of the acts, transactions, events or occurrences of a type which would have been inconsistent with the representations, warranties and covenants set forth in this Agreement had the same occurred prior to the date hereof; or

                           (F) enter into any agreement,  contract,  commitment,
lease or instrument including, without limitation, agreements with nursing homes, hospitals and other facilities for the provision of Rehab Services or Restorative Services, except for agreements, in each case which are entered into in the ordinary and customary course of business with unrelated third parties on customary terms and conditions and for customary prices as disclosed to Buyer; or

                           (G) take any  action  that  would  prevent  any Group
Participant from consummating the transactions contemplated by this Agreement.

                  7.3 AFFIRMATIVE COVENANTS OF SELLERS. Between the date hereof and the Closing, each Seller shall:

                           (A) maintain the Assets in substantially the state of
repair, order and condition as on the date hereof, reasonable wear and tear or loss by insured casualty excepted;

                           (B)  maintain  in full force and effect all  Licenses
currently in effect with respect to either Seller or the Business;

                           (C)  maintain in full force and effect the  insurance
policies and binders currently in effect with respect to each Seller, or replacements thereof approved by Buyer (such approval not to be unreasonably withheld);

                           (D) use its reasonable efforts to preserve intact its
present business operations and organization; keep available the services of its present employees and agents; and maintain its relations and good will with patients, suppliers, vendors, employees, and any others having business relating to it;

                           (E) maintain all of the books and records relating to
each Seller in accordance with its past practices;

                           (F)  comply  in  all  material   respects   with  all
provisions of all Contracts and with any other material agreements that either Seller has entered into after the date hereof, and comply in all material respects with the provisions of all Governmental Requirements applicable to either Seller, the Assets or the Business;

                           (G) cause to be paid when due, all Taxes imposed upon
it or on any of its properties or which it is required to withhold and pay over; and

                           (H)  promptly  advise  Buyer in  writing  of: (i) the
threat (oral or written) or commencement against or by either Seller of any claim, action, suit or proceeding, arbitration or investigation that could materially adversely effect Seller's operations, properties, assets or prospects; or (ii) any actual or threatened (oral or written) termination of any Contract.

                  7.4 PURSUIT OF CONSENTS AND APPROVALS. Promptly upon execution of this Agreement, Buyer shall diligently proceed to use all reasonable efforts to obtain, at its own cost and expense, all Required Approvals (as hereinafter defined). Sellers shall diligently cooperate with and use their reasonable efforts to assist Buyer in obtaining all such approvals.

                  7.5 SUPPLEMENTARY FINANCIAL INFORMATION. Within twenty (20) days after the end of each calendar month between the date of this Agreement and the Closing Date, each Seller shall provide to Buyer unaudited financial statements (including at a minimum income statements, a balance sheet and a statement of cash flows) for such month then ended that shall present fairly the results of the operations of such Seller (exclusive of the Bethoughtful Division and Dynamic operations) at such date and for the period covered thereby, all in accordance with GAAP (except as otherwise expressly stated therein), in each case, certified as true and correct by such Seller.

                  7.6 EXCLUSIVITY. Until the earlier of Closing or the termination of this Agreement pursuant to Section 11.1, no Seller nor any Shareholder, nor any of their respective Affiliates, shall enter into any agreement, commitment or understanding with respect to, or engage in any discussions or negotiations directly or indirectly with, or encourage or respond to any solicitations from, any other party with respect to the sale of the Assets, or in respect of the sale of any shares of capital stock in either Seller.

                  7.7 CERTAIN PERMITTED TRANSACTIONS. Notwithstanding anything to the contrary contained in Sections 7.1, 7.2 or 7.3, Sellers shall be permitted to pay cash bonuses to employees, make cash distributions to stockholders of Sellers, make intercompany transfers of assets and liabilities between Sellers, and to renegotiate (and make up-front cash payments to the employees under) the Employment Agreements identified pursuant to Section 4.7(b)(i), in each case, subject to the following: the individual or aggregate affect of the foregoing transactions shall not: (a) reduce Estimated Closing Date Working Capital or the Closing Date Working Capital below the Required Working Capital and shall not increase the Estimated Long-term Liabilities or the Closing Date Long-term Liabilities above the Maximum Long-term Liabilities;
(b) shall not reduce the amount of cash included in the Current Assets below $75,000; and (c) shall not have a material adverse affect on the Business or the Assets (in the aggregate). Sellers shall give Buyer reasonable prior notice of any such intended transaction. The non-competition and confidentiality provisions set forth in the Employment Agreements referred to above shall not be waived without the prior consent of Buyer, which consent shall not unreasonably be withheld, delayed or conditioned.

       ARTICLE VIII: CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND IHS

                  The obligations of Buyer and IHS to consummate the transactions contemplated by this Agreement to occur at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer or IHS in writing. Upon failure of any of the following conditions, Buyer or IHS may terminate this Agreement prior to Closing pursuant to and in accordance with Article XI herein.

                  8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Seller and each Shareholder made under this Agreement and under each Group Transaction Document shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time; provided, however, that the representation and warranty contained in Section 4.9 and any other representation or warranty that is modified by a "materiality" exception, shall be true in all respects.

                  8.2 PERFORMANCE OF COVENANTS. Each Seller and each Shareholder shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement and each Group Transaction Document to be performed or complied with by it, her or him prior to or at the Closing; provided, however, that to the extent compliance with any covenant is modified by a "materiality" exception, such covenant shall have been complied with in all respects.

                  8.3 DELIVERY OF CLOSING CERTIFICATE. The President of each Seller and each Shareholder shall have executed and delivered to Buyer and IHS a certificate, dated the Closing Date, upon which Buyer and IHS may rely, certifying that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

                  8.4 OPINIONS OF COUNSEL. The Group shall have delivered to Buyer and IHS an opinion, dated the Closing Date, of its counsel, in such form and substance as attached hereto as Exhibit 8.4, provided that as to any factual matters such counsel may rely on its actual knowledge and the truth and accuracy of the representations and warranties made by the Group contained in this Agreement, the Group Transaction Documents and certificates supplied to such counsel by the Group and Governmental Authorities.

                  8.5 LEGAL MATTERS. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person or Governmental Authority that questions the enforceability, validity or legality of this Agreement or the transactions contemplated hereby, including, without limitation, Buyer's proposed use of the Assets.

                  8.6 AUTHORIZATION DOCUMENTS. Buyer and IHS shall have received a certificate of the Secretary or other authorized officer of each Seller certifying a copy of resolutions of its Board of Directors and shareholders authorizing such Seller's execution and full performance of this Agreement and the Group Transaction Documents to which such Seller is a party and the incumbency of its officers.

                  8.7      APPROVALS.

                           (A) With the  exception  of  required  consents  from
parties to Designated Contracts, the consent or approval of all persons and Governmental Authorities necessary for the consummation of the transactions contemplated hereby shall have been granted, and each license, permit and approval of each Governmental Authority having jurisdiction thereof necessary for Buyer to operate the Business shall have been issued or granted to Buyer (the "REQUIRED APPROVALS").

                           (B) None of the  foregoing  consents or approvals (i)
shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Business, or (ii) shall impose on Buyer or IHS any condition or provision or requirement with respect to Buyer, IHS or the Business that is more restrictive than or different from that imposed by such Governmental Authority prior to Closing.

                  8.8 BILL OF SALE AND ASSIGNMENT. Each Seller shall have executed and delivered to Buyer a Bill of Sale (each, a "BILL OF SALE") and an Assignment and Assumption Agreement (each, an "ASSIGNMENT AND ASSUMPTION") respectively in the forms of Exhibits 8.8-1 and 8.8-2.

                  8.9 NON-COMPETITION AGREEMENTS. Each Seller, each Shareholder and Favilla shall have entered into a Non-competition, Non-solicitation and Confidentiality Agreement in the respective forms of Exhibits 8.9-1, 8.9-2, 8.9-3 and 8.9.4 (each a "NON- COMPETITION AGREEMENT"), for no further consideration, with Buyer, pursuant to which it, he or she shall agree that after the Closing Date for the period set forth below (the "NON-COMPETE PERIOD"), it, he or she will not, directly or indirectly, for itself, himself, or herself, or on behalf of any other person, firm, entity or other enterprise, be employed by, be an officer, director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any contract rehabilitation business, licensed or unlicensed, competitive with any of those of Buyer, or any of its Affiliates, located in the States of Minnesota or North Dakota. The Non-Competition Agreements shall not prohibit the ownership of less than 2% of the issued and outstanding stock of any competitive business whose stock is listed on a national securities exchange or traded on the NASDAQ national market system. Each Non-Competition Agreement also shall contain confidentiality and non-solicitation provisions. The Non-Compete Period shall be five (5) years from the Closing Date in the case of Sellers, and in the case of each Shareholder, shall terminate five (5) years from the date that his or her employment or consulting agreement with Buyer shall terminate, and in the case of Favilla, shall terminate three (3) years from the date that his employment agreement with Buyer shall terminate.

                  8.10 EMPLOYMENT AND CONSULTING AGREEMENTS. Buyer shall have entered into an employment agreement and/or consulting agreement with each of the Shareholders and Favilla in the respective forms of Exhibits 8.10-1, 8.10-2 and 8.10-3 respectively, and with such other employees as identified by Buyer on
Schedule 8.10 hereto in form and substance satisfactory to Buyer and each such person. Such employment and consulting agreements shall contain confidentiality, non-competition and non-solicitation provisions reasonably satisfactory to Buyer. It is expressly agreed that Buyer shall not assume or be liable for any "phantom stock" or similar obligation in favor of Favilla; it being understood and agreed that Sellers shall pay any such amounts to him when and as the same become due.

                  8.11 COBRA. Each Seller shall have given all notices, made all offers, paid and collected all premiums, obtained all group health plan coverage, and performed all other actions mandated by Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and which is required to be given, made, paid, obtained, and performed as a result of the Closing under this Agreement.

                  8.12 ASSETS TRANSFERRED AT CLOSING. Except as otherwise provided concerning Designated Contracts, each Seller shall have delivered or caused to be delivered to Buyer possession of the Assets (or the right to obtain possession on demand). Each Seller shall also execute and deliver to Buyer at Closing such UCC financing statements as shall be necessary or appropriate to record the assignment to Buyer of all recorded security interests held by either Seller as secured party. All Assets shall be free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, UCC-3 termination statements or releases shall have been executed and delivered by RSI to Buyer covering all effective financing statements in favor of RSI (or its successors or assigns) covering any of the Assets, and all funds, if any, held by RSI (or its successors or assigns) pursuant to any escrow arrangements, but only to the extent payable to Sellers and included as Current Assets for purposes of Section 2.3(c) with respect to the transactions contemplated by the RSI Purchase Agreement shall have been released from such escrow arrangements and delivered to Buyer.

                  8.13 CHANGE OF NAME. Each Seller shall have taken such reasonable steps as Buyer shall have requested to change its name so as not to include any tradenames or service names included in the Assets.

                  8.14 HART-SCOTT-RODINO ACT. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R ACT") shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC") or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws. Without limiting the foregoing, no obligation arising out of the H-S-R Act shall have been imposed on Symphony Rehab or Sellers to divest any material portion of its business by reason of the transactions contemplated by this Agreement. The parties shall have until June 20, 1997, to satisfy the foregoing condition, and if the foregoing condition shall not have been satisfied by such date, either party may elect to terminate this Agreement for failure to satisfy this condition in accordance with Article XI hereof; provided, however, that if, on or prior to June 20, 1997, the DOJ or the FTC shall have made a second request for additional information or if any other action shall have been taken or formal protest made by the DOJ, the FTC or any other person to prohibit the transactions contemplated by this Agreement (or to require the divestiture of any material portion of the business of Symphony Rehab or Sellers), in each case by reason of any antitrust law, with respect to the transactions contemplated hereby, the parties' respective rights to terminate as provided above shall not be exercisable until August 4, 1997.

                  8.15 DOCUMENTS. Each Seller and each Shareholder shall have furnished Buyer and IHS with all other documents, certificates and other instruments required to be furnished to Buyer or IHS by such Group Participant pursuant to the terms hereof.

         ARTICLE IX: CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
                              AND THE SHAREHOLDERS

                  The obligations of Sellers and the Shareholders to consummate the transactions contemplated hereby to occur at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Sellers in writing. Upon failure of any of the following conditions, Sellers may terminate this Agreement prior to Closing pursuant to and in accordance with Article XI herein.

                  9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and IHS made under this Agreement and under each Buyer/IHS Transaction Document shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time; provided, however, that to the extent any representation or warranty is modified by a "materiality" exception such representation or warranty shall be true in all respects.

                  9.2 PERFORMANCE OF COVENANTS. Each of Buyer and IHS shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement and each Buyer/IHS Transaction Document to be performed or complied with by it prior to or at the Closing; provided, however, that to the extent compliance with any covenant is modified by a "materiality" exception, such covenant shall have been complied with in all respects.

                  9.3 DELIVERY OF CLOSING CERTIFICATE. An authorized officer of each of Buyer and IHS shall have executed and delivered to Sellers and the Shareholders a certificate, dated the Closing Date, upon which Sellers and Shareholders may rely, certifying that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

                  9.4 OPINIONS OF COUNSEL. Buyer and IHS shall have delivered to Sellers and the Shareholders an opinion, dated the Closing Date, of its counsel, in such form and substance (as attached hereto as Exhibit 9.4, provided that as to any factual matters such counsel may rely on its actual knowledge and the truth and accuracy of the representations and warranties made by Buyer and IHS contained in this Agreement, the Buyer/IHS Transaction Documents and certificates supplied to such counsel by representatives of IHS and Buyer and of Governmental Authorities.

                  9.5 LEGAL MATTERS. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person or Governmental Authority that questions the enforceability, validity or legality of this Agreement or the transactions contemplated hereby.

                  9.6 AUTHORIZATION DOCUMENTS. Each Seller and Shareholder shall have received a certificate of the Secretary or other authorized officer of Buyer and of IHS certifying a copy of resolutions of its Board of Directors authorizing its execution and full performance of this Agreement and the Buyer/IHS Transaction Documents to which it is a party and the incumbency of its officers.

                  9.7 NECESSARY CONSENTS. The consent or approval of all Governmental Authorities necessary for the consummation of the transactions contemplated hereby shall have been granted.

                  9.8 ASSIGNMENT AND ASSUMPTION. Buyer shall have executed and delivered to each Seller an Assignment and Assumption Agreement.

                  9.9 HART-SCOTT-RODINO ACT. All applicable waiting periods under the H-S- R Act shall have expired or been terminated, and no action shall have been taken or formal protest made by the DOJ or FTC or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws. Without limiting the foregoing, no obligation arising out of the H-S-R Act shall have been imposed on Sellers to divest any material portion of their business by reason of the transactions contemplated by this Agreement. The parties shall have until June 20, 1997, to satisfy the foregoing condition, and if the foregoing conditions shall not have been satisfied by such date, either party may elect to terminate this Agreement for failure to satisfy this condition in accordance with Article XI hereof; provided, however that if, on or prior to June 20, 1997, the DOJ or the FTC shall have made a second request for additional information or if any other action shall have been taken or formal protest made by the DOJ, FTC or any other person to prohibit the transactions contemplated by this Agreement (or to require the divestiture of any material portion of the business of Sellers) in each case, by reason of any antitrust law, with respect to the transactions contemplated hereby, the parties' respective rights to terminate as provided above shall not be exercisable until August 4, 1997.

                  9.10 EMPLOYMENT AND CONSULTING AGREEMENTS. Buyer shall have executed and delivered employment agreements and/or consulting agreements with each Shareholder and Favilla in the forms of Exhibits 8.10-1, 8.10-2 and 8.10-3, respectively.

                  9.11 PURCHASE PRICE. Buyer and IHS shall have tendered payment in full of the Purchase Price to Sellers according to the terms of this Agreement.

                  9.12 OFFICE LEASE GUARANTY RELEASES. Each Shareholder shall have been released from his or her personal guaranty of any obligations under the Office Lease that Buyer assumes pursuant to this Agreement, or IHS and Buyer shall have agreed to indemnify such Shareholders from any such Liability assumed by Buyer under such Office Lease.

                  9.13 OTHER DOCUMENTS. Buyer and IHS shall have furnished each Seller and Shareholder with all documents, certificates and other instruments required to be furnished to any of them by Buyer or IHS pursuant to the terms hereof.


               ARTICLE X: OBLIGATIONS OF THE PARTIES AFTER CLOSING


                  10.1  SURVIVAL  OF   REPRESENTATIONS   AND   WARRANTIES.   All
representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

                  10.2     INDEMNIFICATION.

                           (A) Each  Seller  and each  Shareholder  jointly  and
severally shall indemnify and defend Buyer and IHS and each of their respective shareholders, directors, officers, employees, agents and advisors, and each of their respective successors and assigns ("BUYER INDEMNITEES") against and with respect to any and all damages, losses, claims, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "LOSS") resulting from (i) any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of any Group Participant under this Agreement or any Group Transaction Document; (ii) any Taxes resulting from the operation of the Business or ownership of any of the Assets for any period ending on or before the Closing Date; (iii) all Reimbursement Liabilities; (iv) any Loss relating to any Unassumed Liability of Seller or other Group Participant; (v) any Loss arising out of any bulk transfer act (whether relating to liabilities in general or taxes or otherwise); (vi) any Loss arising out of the noncompliance of either Seller with COBRA or any like statute; and (vii) any and all actions, suits, proceedings, demands, assessments, judgments, settlements (to the extent approved by Sellers, such approval not to be unreasonably withheld, delayed or conditioned) costs and legal and other expenses incident to any of the foregoing.

                  Without limiting the foregoing, the Group hereby represents and warrants to Buyer and IHS that it has complied with any and all bulk transfer act or similar procedures applicable to the transactions herein contemplated to the extent they exist and are applicable.

                           (B) Buyer and IHS jointly and severally  covenant and
shall defend, hold harmless and indemnify each Group Participant and each of their respective shareholders, directors, officers, employees, agents and advisors, and each of their respective successors and assigns ("GROUP INDEMNITEES") against and with respect to any and all Losses resulting from: (i) any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of Buyer or IHS under this Agreement or any Buyer/IHS Transaction Document, (ii) any Assumed Obligation, (iii) any Loss resulting from Buyer's operation of the Business after the

Closing Date and not arising out of any breach of any representation or warranty or covenant of any Group Participant, and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, settlements (to the extent approved by IHS, such approval not to be unreasonably withheld, delayed or conditioned) costs and legal and other expenses incident to any of the foregoing.

                           (C)  Any   claim   under   this   Section   10.2  for
indemnification for any breach of a representation or warranty or of any covenant required to be satisfied on or prior to Closing must be asserted by written notice by the first anniversary of the Closing Date, except that any claim by any Buyer Indemnitee for indemnification arising out of a breach of any of the representations and warranties of any of the Group Participants for any tax matter may be asserted any time prior to expiration of the applicable statute of limitations for the assertion of the related tax claim by the government, and any such claim based on Reimbursement Liability may be brought any time prior to a date which is thirty (30) days following expiration of the applicable audit period for such liability. The foregoing time limitations shall not apply to any indemnification obligation of any person or entity pursuant to
Section 2.4 (g) (v) hereof or with respect to any representation or warranty as to the legal, valid, binding effect of, and enforceability of, any Non-competition Agreement.

                           (D) Any Buyer Indemnitee shall be entitled (but shall
not be obligated) to offset  against the Contingent  Payment in accordance  with
Section 2.1(c), any amount due to it by reason of any Group Participant's obligations under this Section 10.2 hereof, including, without limitation, their obligations to indemnify Buyer and IHS for any failure to make any payments arising out of Purchase Price adjustments.

                           (E)  If  and  to  the  extent  that  Buyer  or IHS is
actually compensated by any Group Participant by reason of indemnification or Purchase Price adjustment pursuant to this Agreement for any Loss incurred by it arising out of any breach of any representation, warranty or covenant by RSI, or if and to the extent Sellers or any Shareholder suffer any Loss with respect to which there is a right to indemnification, under any RSI Document, at the request of such Group Participant, Buyer shall in its sole discretion, either seek, on behalf of such Group Participant, to enforce its rights to collect the amount of such damages under such RSI Document with respect to such breach, or assign to such Group Participant, Buyer's right to seek such enforcement of such rights.

                           (F)  Notwithstanding  any  other  provision  of  this
Agreement, the aggregate indemnification obligations of the Group Participants, on the one hand, and IHS and Buyer, on the other hand, shall not exceed an amount equal to the Purchase Price (after all adjustments actually made), and no Shareholder shall be required to indemnify any individual or combination of Buyer Indemnitees for Losses in excess, in the aggregate, of an amount equal to such Shareholder's percentage interest in the Purchase Price as set forth on
Schedule 10.2(e) hereto.

                           (G)  Notwithstanding  any  other  provision  of  this
Agreement, the Group Participants on the one hand, and IHS and Buyer, on the other hand, shall not have any obligation to indemnify the other party hereto for any Losses incurred by it or them unless, until and to the extent the aggregate amount of such Losses equals or exceeds $50,000; provided, however, that the foregoing shall not apply to any obligations with respect to payments of, or adjustments to, the Purchase Price, including without limitation, adjustments under Sections 2.5 or 10.7 hereto.

                           (H) Absent actual fraud, the  indemnification  rights
and remedies of the parties as set forth in this Agreement shall be the sole remedy for compensation for Losses of the parties after the Closing. The foregoing shall not apply to remedies for breaches of covenants after the Closing.

                  10.3     RESTRICTIONS.

                           (A)  From  and  after  the  Closing  Date,  no  Group
Participant shall disclose, directly or indirectly, to any person or entity, or make use of, without the express authorization of IHS and Buyer, any non-public pricing strategies or records of either Seller, any proprietary data or trade secrets owned by either Seller, Buyer or IHS or any financial or other information about any of them ("CONFIDENTIAL INFORMATION"); provided that the foregoing restrictions shall not apply to any information which:

                                    (I) is or  becomes  generally  known  to the
public through no wrongful act on the part of any Seller or Shareholder; or

                                    (II) is or becomes  known to the  disclosing
party on a non- confidential basis from a third party without restriction and without breach of this Agreement; or

                                    (III) is  approved  for  release  by written
authorization signed by Buyer; or

                                    (IV)  is   required  to  be   disclosed   in
accordance with applicable law; provided, however, prior to making any such disclosure the party required to make such disclosure shall provide Buyer with prompt notice of such requirement to enable Buyer to seek an appropriate protective order and such party will use its best efforts to preserve the confidentiality of such information and will disclose only that portion of the information as is required to be disclosed.

                           (B)  Each  Group  Participant  acknowledges  that the
restrictions contained in this Section 10.3 are reasonable and necessary to protect the legitimate business interests of Buyer and IHS, and that any violation thereof by any of them would result in irreparable harm to Buyer and IHS. Accordingly, each Group Participant agrees that upon the violation by any of them of any of the restrictions contained in this Section 10.3, Buyer and IHS shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise.

                           (C) Until  Closing,  or earlier  termination  of this
Agreement, the provisions of Paragraph 12 of the Letter of Intent among the parties hereto (the "LETTER OF INTENT") dated as of January 9, 1996, and as extended from time to time, shall survive.

                  10.4 RECORDS. On the Closing Date, each Seller shall use its best efforts to deliver, or cause to be delivered, to Buyer all records and files (other than Excluded Assets) not then in such Seller's possession relating to the operation of the Business. Following the Closing, Buyer shall provide either Seller and either Shareholder with access during business hours upon reasonable prior notice (not less than two (2) business days), to such of its financial records relating to the operation of the Business prior to the Closing Date as such Seller or Shareholder shall reasonably request in connection with the preparation by it, him or her of any tax returns, the collection of any accounts receivable owned by any Seller, payment, investigation and defense of Unassumed Liabilities, and as otherwise reasonably consented to by Buyer. Such records shall be maintained and for the duration as required by applicable law. Buyer also shall maintain all records relating to the business Sellers acquired from RSI to the extent such records are delivered by Sellers to Buyer and are required to be maintained by the RSI Documents as set forth on Schedule 10.4 hereof.

                  10.5 AUDIT. Following Closing, each Seller will cooperate with and assist Buyer in a review of the financial statements of such Seller. Buyer may, at its own expense, have an audit performed of such financial statement, and each Seller and Shareholder will cooperate in the performance of such audit.

                  10.6 EMPLOYEES. In reliance on Sellers' representations and warranties contained in Section 4.14, Buyer agrees (for the benefit of Sellers; it being expressly understood that no Employees shall be third party beneficiaries of this Section 10.6) to make offers of employment to substantially all persons who are employees of Sellers on the date hereof and who continue to be employees of either Seller immediately prior to the Closing ("EMPLOYEES"). Any Employee on short term disability or long term disability shall be offered employment by Buyer only when and to the extent that such Employee would have been entitled to reemployment under Sellers' applicable written leave of absence or other written employment policies relating to the Business. Buyer agrees to assume any liability arising out of any failure to give any required notices to appropriate persons with respect to any employment loss that may arise as a result of or following the sale contemplated by this Agreement under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") and any other applicable similar state notification laws of the State of Minnesota, except to the extent that any notifications are required by reason of actions taken by Sellers.

                  10.7 REIMBURSEMENT PAYBACKS. Each Group Participant shall reasonably cooperate with Buyer with respect to any action with respect to the collection of any Reimbursement Payback that could materially interfere with Buyer's relationship with the person, entity or Governmental Authority from whom such Reimbursement Payback shall be due; provided, however, that the foregoing shall not cause any Group Participant to forfeit any Reimbursement Payback.

                  10.8 CLOSING COST REPORTS. Promptly following the Closing, Rehab shall prepare and file a correct and complete Medicare cost report for the interim period ending on the Closing Date in accordance with all applicable Governmental Requirements.

                             ARTICLE XI: TERMINATION

                  11.1 TERMINATION. This Agreement may be terminated at any time at or prior to the time of Closing by:

                           (A)  Buyer,   if  any  condition   precedent  to  the
obligations of Buyer or IHS hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by the Closing Date or pursuant to Section 12.1 if any portion of the Assets is damaged or destroyed as a result of fire, other casualty or from any reason whatsoever or pursuant to Section 1.3(b) or Section 2.4(a);

                           (B)  Sellers,  if  any  condition  precedent  to  the
obligations of the Group hereunder, including without limitation, those conditions set forth in Article IX hereof, have not been satisfied by the Closing Date or pursuant to Section 2.4(a);

                           (C) the mutual consent of Buyer and Sellers.

                  11.2 EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, or if it is terminated pursuant to Section 1.3(b), Section 2.4(a), or Section 12.1, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with Section 10.2 hereof (and for such purposes such Section 10.2 shall survive the termination of this Agreement). Furthermore, nothing in this Section 11.2 shall affect Buyer's or Sellers' right to specific performance of the obligations of the Group or of IHS and Buyer at Closing hereunder.

                       ARTICLE XII: CASUALTY, RISK OF LOSS

                  12.1 CASUALTY, RISK OF LOSS. Sellers shall bear the risk of all loss or damage to any of the Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, Sellers shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by any Group Members on account of any such casualty. Nothing contained in this Section 12.1 shall limit or adversely affect the right of Buyer and IHS to receive indemnification for any Losses incurred by either of them by reason of any breach by any Group Participant of any representation, warranty or obligation under this Agreement in accordance with Section 10.2 hereof (and for such purposes such Section 10.2 shall survive the termination of this Agreement).

                           ARTICLE XIII: MISCELLANEOUS

                  13.1 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. The Group shall pay all fees and other amounts, if any, due to the Broker. The Group shall pay all sales, transfer, recording, stamp and like taxes payable in connection with any of the transactions contemplated by this Agreement, and shall timely and truthfully complete and file any filings or returns necessary in connection therewith. Buyer and IHS shall bear the cost of obtaining the legal opinions referred to in Section 8.4(b) hereto, and the fees payable in respect of any H-S-R Act filing. All of the Group's obligations under this Section 13.1 shall constitute Unassumed Liabilities.

                  13.2 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and assigns. Prior to Closing, Buyer may not assign its interest under this Agreement to any other person or entity without the prior written consent of Sellers; provided, however, that prior to Closing Buyer may assign together its entire rights, duties and obligations hereunder to one or more subsidiaries or affiliates of IHS, except that no such assignment shall operate to relieve IHS of its obligations hereunder. Sellers and the Shareholders may not assign their rights or obligation under this Agreement without the prior consent of Buyer, which consent shall not unreasonably be withheld.

                  13.3 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits, Schedules and the Transaction Documents embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein, including, without limitation, the Letter of Intent, except to the extent set forth in Section 10.3(c) hereto. The captions used herein do not constitute part of this Agreement, are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

                  13.4 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purposes of this Agreement, and to vest in Buyer good title to, possession of and control of all of the Assets.

                  13.5 NOTICES. All notices and demands required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or two (2) business days after being sent by certified or registered mail, postage prepaid, or the on the next business day if sent for next day delivery by a nationally recognized overnight courier, in either case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to any Group Participant:      to or in care of:
                                  Rehab Dynamics, Inc.
                                  4001 Stinson Blvd., N.E.
                                  Apache Medical Suite 100
                                  Minneapolis, Minnesota 55421
                                  Attention: Beth Kessler and David Nechas

With a copy to:                   Siegel, Brill, Greupner & Duffy, P.A.
                                  1300 Washington Square
                                  100 Washington Avenue South
                                  Minneapolis, Minnesota 55401
                                  Attention: Joel H. Jensen, Esq.

If to Buyer or IHS:               Integrated Health Services, Inc.
                                  10065 Red Run Boulevard
                                  Owings Mills, MD 21117
                                  Attn:  Marshall A. Elkins, General Counsel

                                                    and

                                  Integrated Health Services, Inc.
                                  10065 Red Run Boulevard
                                  Owings Mills, MD 21117
                                  Attn: Brian Davidson, Executive Vice President

With a copy to:                   Blass & Driggs, Esqs.
                                  461 Fifth Avenue, 19th Floor
                                  New York, NY  10017
                                  Attention: Andrew S. Bogen, Esq.

Such  addresses may be changed by providing  written  notice as provided in this
Section 13.5.

                  13.6 WAIVER, DISCHARGE, ETC. This Agreement and the Transaction Documents and the obligations hereunder and thereunder shall not be released, discharged, abandoned, changed, waived or modified in any manner, except by an instrument in writing executed by Sellers, if any Group Participant is to be the party to be charged, and by Buyer, if Buyer or IHS is to be the party to be charged. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  13.7 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto, and other than the Buyer Indemnitees and Group Indemnitees pursuant to Section 10.2 hereto.

                  13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota applicable to contracts executed, delivered and to be fully performed in such State, disregarding any contrary rules relating to the choice or conflict of laws.

                  13.9 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by Sellers on behalf of the Group Members and by Buyer on behalf of Buyer and IHS.

                  13.10 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 10.3 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

                  13.11 PUBLIC ANNOUNCEMENTS. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as IHS and Sellers shall jointly determine prior to Closing, or as shall be determined by IHS at or after the Closing; provided that nothing herein shall prevent either party, upon as much prior notice as shall be possible under the circumstances to the other, from making such written announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

                  13.12 JOINT AND SEVERAL. All obligations, representations, warranties, covenants and agreements of any Group Participant under this Agreement or any of the Group Transaction Documents shall be the joint and several obligations, representations, warranties, covenants and agreements of all of the Group Participants. All obligations, representations, warranties, covenants and agreements of Rehab Buyer, Restorative Buyer or IHS under this Agreement or any of the Buyer/IHS Transaction Documents shall be the joint and several obligations, representations, warranties, covenants and agreements of Rehab Buyer, Restorative Buyer and IHS.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

INTEGRATED HEALTH SERVICES, INC.

BY:/s/ Elizabeth B. Kelly
   ----------------------------------
ITS:Executive Vice President-Corporate Development
    ----------------------------------------------

SYMPHONY REHAB DYNAMICS, INC.

BY:/s/ Elizabeth B. Kelly
   ----------------------------------
ITS:Executive Vice President-Corporate Development
    ----------------------------------------------

SYMPHONY RESTORATIVE THERAPY LIMITED

BY:/s/ Elizabeth B. Kelly
   ----------------------------------
ITS:Executive Vice President-Corporate Development
    ----------------------------------------------

REHAB DYNAMICS, INC.


BY: /s/ David Nechas
    ---------------------------------
ITS: President
     --------------------------------

RESTORATIVE THERAPY LIMITED


BY:/s/ David Nechas
   ----------------------------------
ITS:President
    ---------------------------------

/s/ David Nechas
-------------------------------------
David Nechas

/s/ Beth Kessler
-------------------------------------
Beth Kessler